UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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NEOSTEM, INC.

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NEOSTEM, INC.
420 LEXINGTON AVENUE, SUITE 450
NEW YORK, NEW YORK 10170

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held: June 2, 2010

To the Stockholders of NeoStem, Inc.:

The 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of NeoStem, Inc. (“NeoStem,” or the “Company”) will be held at the Company’s offices at 420 Lexington Avenue, Suite 450, New York, New York 10170, on June 2, 2010, at 10:00 a.m. local time for the following purposes:

1.	The election of three directors;
2.	To consider and vote upon an amendment to the NeoStem, Inc. 2009 Equity Compensation Plan (the “2009 Plan”) to increase the number of shares of the Company’s common stock authorized for issuance thereunder from 9,750,000 shares to 13,750,000 shares;
3.	To consider and vote upon an amendment to the NeoStem, Inc. 2009 Non-U.S. Based Equity Compensation Plan (the “2009 Non-U.S. Plan”) to increase the number of shares of the Company’s common stock authorized for issuance thereunder from 4,700,000 shares to 8,700,000 shares;
4.	To consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and
5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Your attention is directed to the Proxy Statement which is set forth on the following pages, where the foregoing items of business are more fully described. The Board of Directors has fixed the close of business on April 26, 2010 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

All NeoStem stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, you are urged to complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

By Order of the Board of Directors of NeoStem, Inc.
Catherine M. Vaczy Secretary

New York, New York
April 30, 2010

NEOSTEM, INC.
420 Lexington Avenue, Suite 450
New York, New York 10170

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
June 2, 2010

SOLICITATION OF PROXY

The accompanying proxy is solicited by the board of directors (the “Board of Directors”) of NeoStem, Inc. (“NeoStem,” the “Company,” “we” or “us”) for use at the 2010 Annual Meeting of Stockholders to be held on June 2, 2010, at 10:00 a.m., local time, or at any postponement or adjournment thereof (the “Annual Meeting”). The Annual Meeting will be held at the Company’s offices located at 420 Lexington Avenue, Suite 450, New York, NY 10170. NeoStem’s telephone number is (212) 584-4180.

These proxy solicitation materials are being mailed on or about April 30, 2010 to all stockholders entitled to vote at the Annual Meeting.

The Annual Meeting is being held for the following purposes:

1.	The election of three directors;
2.	To consider and vote upon an amendment to the NeoStem, Inc. 2009 Equity Compensation Plan (the “2009 Plan”) to increase the number of shares of the Company’s common stock authorized for issuance thereunder from 9,750,000 shares to 13,750,000 shares;
3.	To consider and vote upon an amendment to the NeoStem, Inc. 2009 Non-U.S. Based Equity Compensation Plan (the “2009 Non-U.S. Plan”) to increase the number of shares of the Company’s common stock authorized for issuance thereunder from 4,700,000 shares to 8,700,000 shares;
4.	To consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and
5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

This solicitation of proxies is made on behalf of the Company’s Board of Directors and the cost thereof will be borne by the Company. Expenses will include reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s common stock, par value $0.001 per share (“Common Stock”) and the Company’s Series B Convertible Redeemable Preferred Stock, par value $0.01 per share (“Series B Preferred”). Further solicitation of proxies may be made personally, by e-mail or by telephone by the Company’s directors, officers and employees who will not receive additional compensation for the solicitation.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS OF NEOSTEM, INC. TO BE HELD ON JUNE 2, 2010. THIS PROXY STATEMENT, THE ANNUAL REPORT AND THE ACCOMPANYING FORM OF PROXY CARD ARE AVAILABLE AT http://neostem.investorroom.com. Under new rules issued by the Securities and Exchange Commission, we are providing access to our proxy materials both by sending you this full set of proxy materials, and by notifying you of the availability of our proxy materials on the Internet.

VOTING OF PROXIES; REVOCATION OF PROXIES

The proxy accompanying this proxy statement is solicited on behalf of the Company’s Board of Directors for use at the Annual Meeting.

After carefully reading and considering the information contained in and incorporated by reference into this proxy statement, please submit your proxy in the manner set forth herein as soon as possible.

A NeoStem stockholder of record may submit a proxy by (i) marking, signing and dating the proxy card enclosed herewith and returning it to NeoStem in the postage-paid envelope provided before the Annual Meeting or (ii) following the instructions to vote by telephone or internet that appear on your proxy card.

Please note that there are separate arrangements for submitting voting instructions if your shares are registered in the Company’s stock records in the name of a broker, bank or other nominee and held on your behalf in street name. NeoStem’s stockholders, who own shares through a broker or bank, should check the instructions forwarded by their broker, bank or other holder of record to see which methods are available for submitting voting instructions.

If you are a stockholder of record and you do not submit a proxy or attend the Annual Meeting and vote in person, your shares will not be represented or voted at the Annual Meeting.

All properly signed proxies that the Company receives prior to the vote at the Annual Meeting and that are not revoked will be voted at the Annual Meeting according to the instructions indicated on the proxies or, if no direction is indicated, will be voted FOR

(i)	the Board’s nominees for director named herein;
(ii)	an amendment to the NeoStem, Inc. 2009 Plan to increase the number of shares of the Company’s common stock authorized for issuance thereunder from 9,750,000 shares to 13,750,000 shares;
(iii)	an amendment to the NeoStem, Inc. 2009 Non-U.S. Plan to increase the number of shares of the Company’s common stock authorized for issuance thereunder from 4,700,000 shares to 8,700,000 shares; and
(iv)	the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

You may revoke your proxy at any time before it is exercised at the meeting by taking any of the following actions:

•	Delivering a written notice to the Secretary of the Company by any means, including facsimile, bearing a date later than the date of the proxy, stating that the proxy is revoked;
•	Signing and delivering a proxy relating to the same shares and bearing a later date prior to the vote at the Annual Meeting; or
•	Attending the Annual Meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank, or other nominee confirming your beneficial ownership of the shares.

The Company’s Board of Directors does not know of any matter that is not referred to in this proxy statement to be presented for action at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment.

RECORD DATE, OUTSTANDING SHARES; VOTING RIGHTS

The close of business on April 26, 2010 has been fixed by the Company’s Board of Directors as the record date for determination of the stockholders of NeoStem entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof.

Holders of record of Common Stock and holders of record of Series B Preferred at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting. As of the record date, there were approximately 1,467 stockholders of record holding an aggregate of 43,947,142 shares of Common Stock, and approximately one stockholder of record holding an aggregate of 10,000 shares of Series B Preferred.

Holders of record of Common Stock as of the close of business on the record date will be entitled to one vote for each share held on each matter properly submitted to a vote of the stockholders at the Annual Meeting. Holders of record of Series B Preferred will be entitled to ten votes per share on each matter properly submitted to a vote of the stockholders at the Annual Meeting. Shares of Common Stock and Series B Preferred vote together as one class. Unless the context otherwise requires, all references to NeoStem “stockholders” in this proxy statement refer to holders of Common Stock and holders of Series B Preferred.

There is no right to cumulate votes in the election of directors. Holders of Common Stock and Series B Preferred Stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the Annual Meeting.

QUORUM; ABSTENTIONS; BROKER NON-VOTES; VOTE REQUIRED

A quorum must exist for the transaction of business at the Annual Meeting (other than a motion to adjourn the Annual Meeting). The presence at the Annual Meeting, in person, by remote communication or by proxy, of the holders of shares of Common Stock and Series B Preferred entitled to cast a majority of the votes of all shares entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker “non-votes” (as discussed below) are counted as present and entitled to vote for purposes of determining a quorum. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be considered part of the quorum.

Assuming that a quorum is present, directors will be elected by a plurality vote. There is no right to cumulate votes in the election of directors. Abstentions and broker “non-votes” will not have an effect on the election of directors.

Assuming that a quorum is present, the approval of the proposals regarding (i) an amendment to the 2009 Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 9,750,000 shares to 13,750,000 shares; (ii) an amendment to the 2009 Non-U.S. Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 4,700,000 shares to 8,700,000 shares; and (iii) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, will each require the affirmative vote of a majority of the total votes cast in person or by proxy. Abstentions and broker “non-votes” with regard to any such proposal are not considered to have been voted on the proposal and therefore will not have any effect on the vote for such proposals.

Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the meeting. If that happens, the nominees may vote those shares only on matters deemed “routine” by the NYSE Amex, such as the ratification of the independent accounting firm. Nominees cannot vote on non-routine matters unless they receive voting instructions from beneficial holders, resulting in so-called “broker non-votes.” The effect of broker non-votes on each of the proposals that will be considered at the Annual Meeting is described above.

We believe that the proposal for the ratification of our independent registered public accounting firm is considered to be a “routine” matter, and hence we do not expect that there will be a significant number of broker non-votes on such proposal. We believe that the proposals for the election of directors and to amend our 2009 Plan and our 2009 Non-U.S. Plan to increase the shares reserved for issuance under such plans, are not considered to be “routine” matters, and hence there may be a significant number of broker non-votes on these proposals.

PROPOSAL 1

ELECTION OF THREE DIRECTORS

BACKGROUND

On October 30, 2009, we consummated a merger (the “Merger”) of China Biopharmaceuticals Holdings, Inc. (“CBH”) into a wholly-owned subsidiary of our Company. Pursuant to the terms of the agreement with respect to the Merger, our Board of Directors expanded the size of the Board from five to seven members and appointed Eric H.C. Wei and Shi Mingsheng to fill the newly created Board positions on October 30, 2009 and March 11, 2010, respectively.

Our Board of Directors currently consists of seven members. We have a classified Board of Directors. That is, our Board of Directors consists of three separate classes of directors, as nearly equal in number as possible. Each class serves a three-year term and until their successors are duly elected and qualified. The classes are elected on a rotating or staggered basis, with each class being elected at the annual meeting of stockholders coinciding with the expiration of that class’s term. Pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), if a board of directors is classified, unless the certificate of incorporation otherwise provides, members of such board of directors may be removed by the stockholders before the expiration of their terms only for cause.

NOMINATIONS FOR DIRECTOR

The classification of our Board of Directors was implemented on October 30, 2009 following the approval of our stockholders. In implementing the classified Board of Directors, our Board assigned members of the Board to three separate classes, each class having initial terms as follows: Class I directors (Drew Bernstein, Eric H.C. Wei and Shi Mingsheng) have an initial term expiring at our 2010 annual meeting of stockholders; Class II directors (Steven S. Myers and Edward C. Geehr, M.D.) have an initial term expiring at our 2011 annual meeting of stockholders; and Class III directors (Robin L. Smith, M.D. and Richard Berman) have an initial term expiring at our 2012 annual meeting of stockholders.

Therefore, in accordance with the implementation of our classified Board of Directors, the terms of Class I directors (Drew Bernstein, Eric H.C. Wei and Shi Mingsheng) expire at the Annual Meeting, and the other directors continue in office. To fill the three Class I seats, our Board of Directors has nominated Drew Bernstein, Eric H.C. Wei and Shi Mingsheng for election as Class I directors at the forthcoming Annual Meeting, to hold office until our annual meeting of stockholders held in the third year following such election (that is, our annual meeting of stockholders to be held in 2013) and until their successors are duly elected and qualified.

Shares represented by proxies which are returned properly signed will be voted for the Board’s nominees unless the stockholder indicates on the proxy that authority to vote the shares is withheld for certain or all of the nominees listed. Should a nominee become unable to serve as a director (which is not anticipated at this time), the proxy will be voted for the election of a substitute nominee who shall be designated by the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named.

NOMINEES FOR DIRECTOR, CURRENT DIRECTORS AND EXECUTIVE OFFICERS

The following tables and related narrative sets forth certain information regarding the nominees for director, current directors who will continue in office and executive officers of our Company as of April 13, 2010. At the Annual Meeting, Class I directors will be elected to hold office for a three-year term, serving until our annual meeting of stockholders to be held in 2013 and until their successors are duly elected and qualified. There are no family relationships among any of our directors and executive officers. For information with respect to beneficial ownership of our Common Stock, see the discussion under “Security Ownership of Certain Beneficial Owners and Management,” below.

Nominees for Election as Directors (Class of 2013):

Name	Age	Director Since:	Expiration of Term if Elected:
Drew Bernstein	53	2009	2013
Eric H.C. Wei	53	2009	2013
Shi Mingsheng	58	2010	2013

Continuing Directors (Classes of 2011 and 2012):

Name	Age	Director Since:	Expiration of Term:
Robin L. Smith, M.D., MBA	45	2006	2012
Richard Berman	67	2006	2012
Steven S. Myers	63	2006	2011
Edward C. Geehr, M.D.	60	2009	2011

Executive Officers:

Name	Age	Executive Office and Year Position Held Since
Robin L. Smith, M.D., MBA	45	Chief Executive Officer & Chairman of the Board since 2006
Larry A. May	60	Vice President and Chief Financial Officer since 2006
Catherine M. Vaczy	48	Vice President and General Counsel since 2005
Alan G. Harris, M.D., Ph.D.	59	Vice President of Drug Development and Regulatory Affairs since 2009
Anthony Salerno	56	Vice President of Strategic Development and Academic Affairs since 2009
Teresa Lepore	50	Vice President of Sales and Marketing since 2009
Christopher Duignan	34	Vice President of Finance since 2009
Madam Zhang Jian	48	General Manager, Erye, since 2003*
Shi Mingsheng	58	Chairman of the Board, Erye, since 2003*
Peter Sun	50	General Manager, NeoStem (China), since 2009

*	The Company acquired its 51% interest in Suzhou Erye Pharmaceuticals Company Ltd. (“Erye”) in the Merger in 2009.

BIOGRAPHICAL INFORMATION

Background on Director Qualifications

We believe that the Company is best served by having a mix of leadership personnel from our principal stockholder (Mr. Wei from RimAsia), members of our executive leadership team (Dr. Smith and Mr. Shi) and industry experts (Dr. Geehr and Dr. Smith). Given that we are a growth stage company, we also believe it is important to have directors with experience in finance and strategic transactions (Messrs. Bernstein, Berman, Myers and Wei). In light of our expansion plans in China and our acquisition of a controlling interest in Erye, we also believe it is important to have directors with experience working in or managing business operations in China (Messrs. Bernstein, Shi and Wei).

All Board members are expected to possess certain personal characteristics necessary to creating a functional Board: high personal and professional ethics, integrity and values; practical wisdom and mature judgment; an inquisitive and objective perspective; professional experience at a policy-making level in business or medicine; time availability for in-person participation at Board and committee meetings; and a commitment to representing the long-term interests of our stockholders. We look for a range of professional backgrounds including senior management operational experience, accounting and finance capabilities, deep industry-related experience, business development leadership, and medical and scientific proficiencies.

Nominees for Election as Directors (Class of 2013)

Drew Bernstein

Mr. Bernstein was appointed to our Board of Directors in June 2009 and serves as Chairman of the Audit Committee. The Board of Directors has determined that Mr. Bernstein qualifies as an “audit committee financial expert” as defined in applicable SEC rules. Mr. Bernstein also serves as a member of our Compensation Committee. Mr. Bernstein co-founded Bernstein & Pinchuk LLP (B&P) in 1983, a fast growing accounting firm headquartered in New York. His early recognition of the global marketplace and his extensive travel in China resulted in the aggressive expansion of the firm’s services to the PRC where he has established associate offices to better serve client needs. In addition, his diverse experience in retail, manufacturing, hospitality, professional practices and real estate contributed to the expansion of the firm’s client base abroad. He is a frequent speaker at industry, investment banking and university conferences. Mr. Bernstein provides business advisory and specialized auditing services to clients throughout Europe including the Czech Republic, France, Germany, Switzerland and in Israel. Mr. Bernstein serves as an accountant and advisor to numerous entities across the U.S., China and Europe and has been responsible for more than 200 real estate transactions with an aggregate value in excess of US$3 billion. He is qualified to perform accounting and auditing services for public companies and has qualified as an expert witness. He is an active member of the board of directors and an officer of a prestigious foundation that was honored with the President’s Voluntary Action Award by the late President Ronald Reagan.

Mr. Bernstein received his BS degree from the University of Maryland Business School, is licensed in the states of New York, Connecticut, California, Texas and Maryland and is a member of the AICPA, the NYSSCPA and the NSA. Mr. Bernstein is the chairman of the audit committee for China Wind Systems, Inc. (OTCBB: CWSI.OB), a leading supplier of forged products and industrial equipment to the windpower and other industries in China. We believe that Mr. Bernstein’s diversified financial, accounting and business expertise, including his extensive background in accounting and auditing services, his knowledge of the global marketplace and his extensive work in China, give him the qualifications and skills to serve as a director.

Eric H.C. Wei

Pursuant to the terms of the Merger Agreement, Eric H.C. Wei was appointed to our Board of Directors upon consummation of the Merger in October 2009. Eric H.C. Wei is one of the founders and the Managing Partner of RimAsia Capital Partners, L.P., a private equity firm focused on the pan-Asian mid-market sector and a greater-than-5% stockholder of NeoStem. Prior to establishing RimAsia in January 2005, Mr. Wei was a managing director of Gilbert Global Equity Partners, a US$1.2 billion global private equity fund; a founding partner of Crimson Asia Capital Partners, a US$435 million Asian private equity program; a founder and investment committee member of the US$800 million Asian Infrastructure Fund, and an investor and director of The Asian MBO Fund. Mr. Wei has also previously been an investment banker with over 10 years of experience at Peregrine Capital, Prudential Securities, Lazard Freres and Citibank. Mr. Wei received a Bachelor of Science degree in Math and Economics from Amherst College and a Master of Business Administration degree from the Wharton Graduate School of Management at the University of Pennsylvania. We believe that Mr. Wei’s diversified financial and business expertise, including his background in investment banking, his extensive experience in managing private equity funds, and his familiarity with the pan-Asian mid-market sector, give him the qualifications and skills to serve as director.

Shi Mingsheng

Pursuant to the terms of the Merger Agreement, Shi Mingsheng was appointed to our Board of Directors on March 11, 2010. Shi Mingsheng has been serving as chairman of the board of directors of Suzhou Erye Pharmaceuticals Company Ltd. (“Erye”) (of which entity NeoStem has acquired a 51% interest) since 2003. Currently, Mr. Shi is also the chairman of Suzhou Erye Economy and Trading Co. Ltd. (“EET”), which entity owns the remaining 49% ownership interest in Erye. Prior to these affiliations, Mr. Shi served for five years as the assistant director of Suzhou No. 4 Pharmaceutical Limited Company, and for seven years as the deputy director of Suzhou No. 4 Pharmaceutical Limited Company, and for five years as the factory director of Suzhou No. 2 Pharmaceutical Limited Company, the predecessor company of Erye. Mr. Shi has a bachelor’s degree in Economics & Management from the Party School of the CPC. Mr. Shi holds a professional title of Senior Economist. We believe that Mr. Shi’s expertise in business and economics, including his extensive management experience in the pharmaceutical industry in general and at Erye in particular, give him the qualifications and skills to serve as director.

Continuing Directors (Classes of 2011 and 2012)

Robin L. Smith, M.D., MBA

Dr. Robin L. Smith joined us as Chairman of our Advisory Board in September 2005 and, effective June 2, 2006, became the Chief Executive Officer and Chairman of the Board. Dr. Smith, who received a medical degree from Yale University in 1992 and a master’s degree in business administration from the Wharton School in 1997, brings to us extensive experience in medical enterprises and business development. From 2000 to 2003, Dr. Smith served as President and Chief Executive Officer of IP2M, a multi-platform media company specializing in healthcare. During her term, the company was selected as one of the ten fastest growing technology companies in Houston. IP2M was sold to a publicly-traded company in February 2003. Previously, from 1998 to 2000, she was Executive Vice President and Chief Medical Officer for HealthHelp, Inc., a National Radiology Management company that managed 14 percent of the healthcare dollars paid for by large insurance companies.

Dr. Smith has acted as a senior advisor to, and investor in, both publicly-traded and privately-held companies including, but not limited to, CBH, Phase III Medical, our predecessor, the Madelin Fund, HC Innovations Inc., Navstar Media Holdings, Strike Force, Health Quest, Red Lion Partners and All American Pet, where she played a significant role in restructuring and or growing the companies. Dr. Smith served on the Board of Directors of two privately-held companies, Talon Air and Biomega, and also served on the Chemotherapy Foundation Board of Trustees and The New York Theatre Ballet. She currently serves on the Board of Trustees of the NYU Medical Center Board, is a member of the Board of Directors for the New York University Hospital for Joint Diseases, and serves on the Board of Choose Living. Dr. Smith is the President and serves on the Board of Directors of The Stem for Life Foundation. We believe that Dr. Smith’s expertise in business development and medicine, including her extensive and diversified experience serving in executive and board capacities in medical enterprises and healthcare-based entities, as well as her leadership of the Company over the past four years, give her the qualifications and skills to serve as director.

Richard Berman

Richard Berman joined our Board of Directors in November 2006, serves as Chairman of the Compensation Committee and until March 2009 and June 2009, respectively, served as Chairman of the Nominating and Governance Committee and Chairman of the Audit Committee. Mr. Berman continues to serve as a member of the Audit Committee and the Nominating and Governance Committee. Mr. Berman’s business career spans over thirty-five years of venture capital, management and merger and acquisitions experience. Mr. Berman is on the board of directors of five additional public companies: Broadcaster, Inc. (OTC: BCSR.OB), NexMed, Inc. (Nasdaq: NEXM), National Investment Managers, Inc. (Chairman) (OTC: NIVM.OB), Advaxis, Inc. (OTC: ADXS.OB) and Easylink Services International, Inc. (Nasdaq: ESIC). Previously, Mr. Berman worked at Goldman Sachs, and was Senior Vice President of Bankers Trust Company, where he started the M&A and Leveraged Buyout Departments. Mr. Berman helped create the largest battery company in the world by merging Prestolite, General Battery and Exide to form Exide Technologies (Nasdaq: XIDE), helped create what is now Soho (NYC) by developing five buildings, and advised on over $4 billion of M&A transactions. Mr. Berman is a past director of the Stern School of Business of NYU, where he received B.S. and M.B.A. degrees. Mr. Berman also has United States and foreign law degrees from Boston College and The Hague Academy of International Law, respectively. We believe that Mr. Berman’s financial and business expertise, including his background in investment banking and mergers and acquisitions, as well as his extensive and diversified experience as a director in the public company context, give him the qualifications and skills to serve as director.

Steven S. Myers

Mr. Myers joined our Board of Directors in November 2006 and serves on the Compensation Committee, the Audit Committee and the Nominating and Governance Committee. In March 2009, Mr. Myers became Chairman of the Nominating and Governance Committee. Mr. Myers is the founder, and until his retirement in March 2007, was the Chairman and CEO, of SM&A (NasdaqGM:WINS), the world’s leading provider of Competition Management Services. SM&A helps businesses win structured competitive procurements and design successful transitions from proposals to programs. Since 1982, SM&A has managed over 1,000 proposals worth more than $340 billion for its clients. SM&A routinely supports clients such as Boeing, Lockheed Martin, Accenture, Raytheon, Northrop Grumman, Motorola, and other Fortune 500 companies.

Mr. Myers graduated from Stanford University with a B.S. in Mathematics and had a successful career in the aerospace and defense sector supporting DoD and NASA programs before founding SM&A. He has a strong technical background in systems engineering and program management. Mr. Myers is also founder, President and CEO of Dolphin Capital Holdings, Inc, which owns, operates and leases business jet aircraft and does private equity investing in innovative enterprises. A serial entrepreneur, Mr. Myers has spearheaded a number of business innovations in aerospace and defense and in business aviation. He is a highly accomplished aviator. We believe that Mr. Myers’ technical background and diversified entrepreneurial and business expertise, including his having established and managed innovative enterprises (in the areas of proposal development for competitive procurements, aircraft leasing and private equity investment), together with his technical experience in the aerospace and defense sector, give him the qualifications and skills to serve as director.

Edward C. Geehr, M.D.

Dr. Geehr was appointed to our Board of Directors upon the consummation of the Merger in October 2009, at which time Dr. Geehr also was appointed to the Board’s Nominating and Governance Committee. Until 2009, Dr. Geehr served as Executive Vice President of Operations for Abraxis BioScience, a fully integrated biotechnology company developing progressive therapeutics and core technologies for cancer and other clinical illnesses, where he was responsible for global commercial operations. Prior to joining Abraxis in 2008, Dr. Geehr served as President of Allez Spine, LLC in 2004, a developer, manufacturer and distributor of medical devices. Dr. Geehr was a co-founder and executive chairman of IPC — The Hospitalist Company (NasdaqGM: IPCM) through 2001, which became a publicly-traded company in 2008. Dr. Geehr received his undergraduate degree from Yale University and his medical degree from Duke University. He trained in Emergency Medicine at UCLA and subsequently obtained Board certification. Dr. Geehr is the author of many scientific articles and books and held a faculty appointment at the University of California, San Francisco School of Medicine. We believe that Dr. Geehr’s diversified expertise in business and medicine, including his executive experience in medical-based companies involving large-scale operations, and his medical knowledge and Board certification (including writing and teaching engagements), give him the qualifications and skills to serve as director.

Executive Officers

Robin L. Smith, M.D., MBA

See Dr. Smith’s biographical information in the “Biographical Information — Continuing Directors (Classes of 2011 and 2012)” section of this proxy statement, above.

Larry A. May

Mr. May, the former Treasurer of Amgen (NasdaqGS: AMGN), one of the world’s largest biotechnology companies, initially joined us to assist with licensing activities in September 2003. He became an officer upon our acquisition of the business of NS California in January 2006. For the last 25 years, Mr. May has worked in the areas of life sciences and biotechnology. From 1983 to 1998, Mr. May worked for Amgen as Corporate Controller (1983 to 1988), Vice President/Corporate Controller/Chief Accounting Officer (1988 to 1997), and Vice President/Treasurer (1997 to 1998). At Amgen, Mr. May helped build Amgen’s accounting, finance and IT organizations. From 1998 to 2000, Mr. May served as the Senior Vice President, Finance and Chief Financial Officer of Biosource International, Inc., a provider of biologic research reagents and assays. From

2000 to May 2003, Mr. May served as the Chief Financial Officer of Saronyx, Inc., a company focused on developing productivity tools and secure communication systems for research scientists. From August 2003 to January 2005, Mr. May served as the Chief Financial Officer of NS California. In March 2005, Mr. May was appointed CEO of NS California and in May 2005 he was elected to the Board of Directors of NS California. He received a Bachelor of Science degree in Business Administration & Accounting in 1971 from the University of Missouri.

Catherine M. Vaczy

Ms. Vaczy joined us in April 2005 as Vice President and General Counsel and is responsible for overseeing our legal affairs. From 1997 through 2003, Ms. Vaczy held various senior positions at ImClone Systems Incorporated, a then publicly-traded company developing a portfolio of targeted biologic treatments to address the medical needs of patients with a variety of cancers, most recently as its Vice President, Legal and Associate General Counsel. While at ImClone (NasdaqGS: IMCL), Ms. Vaczy served as a key advisor in the day-to-day operation of the company and helped forge a number of important strategic alliances, including a $1 billion co-development agreement with Bristol Myers Squibb (NYSE: BMY) for Erbitux® and ImClone’s targeted therapy approved for the treatment of metastatic colorectal and head and neck cancers. From 1988 through 1996, Ms. Vaczy served as a corporate attorney advising clients in the life science industry at the New York City law firm of Ross & Hardies. Ms. Vaczy is Secretary and serves on the Board of Directors of The Stem for Life Foundation. Ms. Vaczy received a Bachelor of Arts degree in 1983 from Boston College and a Juris Doctor from St. John’s University School of Law in 1988.

Alan G. Harris, M.D., Ph.D.

Dr. Harris has been our Vice President of Regenerative Medicine, Drug Development and Regulatory Affairs since July 2009. In June 2009, Dr. Harris was a consultant to us, providing strategic advice in connection with our research and development initiatives. Prior to joining us, he was Senior Vice President and Chief Medical Officer of NPS Pharmaceuticals Inc a Biotechnology Company focused on the development of therapeutics for rare gastrointestinal and endocrine disorders with high-unmet medical needs. From February 2006 to December 2007 he was Chief Medical Officer of Manhattan Pharmaceuticals, Inc., a specialty healthcare product company focused on developing products for obesity and psoriasis. Prior to this, from January 2004, Dr. Harris was head of the Worldwide Medical Endocrine Care group at Pfizer, Inc. (NYSE: PFE) in New York City, where he oversaw the Medical Affairs clinical development of the growth hormone Genotropin® for the treatment of pediatric short stature conditions and of GH deficiency in adults, Pegylated GH antagonist Somavert®, for the treatment of GH producing tumors. Prior to Pfizer he served in a number of capacities at Schering-Plough Corporation (Kenilworth, NJ) from 1995 to 2003, most recently as vice president, Global Healthcare Research & Outcomes, where he represented the Medical Affairs Department at Schering Plough in the joint venture with Merck in the clinical development of the novel cholesterol absorption inhibitor medication, ezetimibe (Zetia®). Other responsibilities at Schering-Plough included Medical Affairs research in products (Claritin®, Nasonex®, Asmanex®) for the treatment of allergic conditions and asthma, Hepatitis C (Peg-Intron®) and Cardiovascular and Metabolic diseases. During his tenure at Sandoz (Novartis) Pharmaceuticals in Basel, Switzerland (1984 – 1991), Dr. Harris headed the clinical development of the first long-acting somatostatin analog, octreotide (Sandostatin®), approved worldwide for the treatment of hormone producing gastrointestinal endocrine tumors (carcinoids, VIPomas) and growth hormone producing tumors (acromegaly). Dr Harris received an M.D. degree cum laude from the Louis Pasteur Faculty of Medicine, University of Strasbourg, France and a Ph.D. in Endocrinology from Erasmus University, Rotterdam, The Netherlands. He is currently an adjunct professor of medicine at New York University Medical School and visiting professor of medicine in the Department of Endocrinology at Liege University Medical School, Belgium and in the Department of Pharmacology and Clinical Toxicology at the University Hospital of Lausanne, Switzerland. Dr. Harris is a Fellow of the American College of Physicians, the Royal College of Physicians (UK). Dr. Harris was Associate Professor of Medicine of UCLA School of Medicine, Director of the Division of Clinical Pharmacology in the Department of Medicine with a joint appointment as Medical Director of the Department of Technology Development and Transfer and Clinical Trials at Cedars-Sinai Medical Center/UCLA School of Medicine, Los Angeles (1992 – 1994). He was co-chairman of the R&D Sub Committee of the Biotechnology Industry Organization (BIO) (1992 – 1998) and has served on the NIH Center for Scientific Review Special Emphasis Panel for Clinical

Cardiovascular Sciences Study Section from 1998 – 2002. Dr. Harris served on the editorial boards of several international peer reviewed medical journals and has authored 120 peer reviewed scientific papers.

Anthony Salerno

Mr. Salerno joined us in August, 2009 and has more than 25 years of experience as an executive and entrepreneur in the life sciences industry. From 2008 to 2009, he served as Vice President Strategic Business Development with GenomeQuest, Inc., where he was responsible for guiding their entry into the next-generation DNA sequencing bioinformatics market. From 2002 through 2007, Mr. Salerno was Director, Market and Business Intelligence with Agilent Technologies, Inc. (NYSE: A) where he built and managed a global team charged with providing strategic insights to their $2 billion Life Science and Chemical Analysis division. Before joining Agilent, he was a successful entrepreneur with notable accomplishments in technology planning, market development and strategy. Mr. Salerno was Founder and President of VectorObjects LLC, the earliest commercial entrant in the emerging field of synthetic biology, and was Managing Director of BioDynamics Associates, a life sciences marketing and strategy consulting firm. In addition, he was Senior Marketing Consultant at Vysis, Inc., now part of Abbott Diagnostics (NYSE: ABT), and also the founding Vice President, Sales and Marketing at Tropix, Inc., now part of Life Technologies, Inc. (NYSE: LIFE). He began his career in the clinical diagnostics industry, and managed several product lines for Diagnostic Products Corporation, recently acquired by Siemens AG (NYSE: SI). Mr. Salerno obtained his Bachelor of Arts degree from the College of the Holy Cross, and studied biochemistry and molecular biology in the Graduate School of Arts and Sciences, Harvard University.

Teresa Lepore

Teresa Lepore joined us and began serving as our Vice President, Sales and Marketing on October 1, 2009. From March 2005 through the present, Ms. Lepore served as a Senior Vice President for PinnacleCare, a company engaged in Health Advisory Services. Ms. Lepore was responsible for establishing PinnacleCare’s Northeast offices in early 2005. Ms. Lepore initiated member services, network development, business development as well as staff recruitment and development. Ms. Lepore has a diverse background in medical advisory services, disease management program development, community development, fundraising, marketing and non-profit administration. Prior to joining PinnacleCare, from March 2002 through June 2004, she was a Health Education Specialist for WellPoint Health Networks, a company engaged in Health Benefits where she designed disease management programs. Ms. Lepore spent fifteen years in Non-Profit administration before moving into Health Information and Advisory Services. From 1991 to 2002 Ms. Lepore worked in various senior capacities in community non-profit agencies. Her non-profit background began in crisis intervention programs helping to establish shelters and programs advocating for victims of domestic violence, including Child and Elder abuse. Her responsibilities included the training and supervision of staff grant writing and general fundraising. In addition to direct client service organizations, Ms. Lepore served as a Resource and Capitalization Coordinator for Common Wealth, Inc., where she was responsible for resource development activities, grant writing, fundraising, and marketing. She provided training and consulting services to community and grassroots groups in community organizing, grant writing, marketing, project planning and resource development. Ms. Lepore received a Bachelor of Science from Youngstown State University in 1997.

Christopher Duignan

Mr. Duignan was the Senior Vice President of Finance at Advaxis, Inc. (OTCBB: ADXS) from September 2009 until he joined us as our Vice President of Finance in November 2009. Prior to Advaxis, Mr. Duignan was the Chief Financial Officer of Enliven Marketing Technologies Corporation (NASDAQ: ENLV) from 2006 until the company was sold in 2008. Mr. Duignan worked for Enliven from 2002 to 2008, during which time he served as Assistant Controller, Controller, Chief Accounting Officer, and Chief Financial Officer. Prior to Enliven, Mr. Duignan worked at PricewaterhouseCoopers LLP from 1997 to 2001 in their technology group within the audit practice. Mr. Duignan received a B.S. in Accounting from Fairfield University in 1997 and is a Certified Public Accountant.

Madam Zhang Jian

Ms. Zhang Jian has been the General Manager of Erye since 2003. She was elected the Chairwoman and a director of CBH on April 30, 2007. Prior to being the General Manager for Erye, she served for more than 5 years as the deputy general manager of Suzhou Number 2 Pharmaceutical Company and more than a year as the deputy general manager of Suzhou Number 4 Pharmaceutical Company after working in various positions in charge of human resources and quality control. Ms. Zhang graduated from Central Television University majoring in electronics and later graduated with a certificate in accounting from Suzhou Adult Education University and a graduate degree in finance and accounting from the School of Finance and Economics of Suzhou University. Ms. Zhang has extensive background and experience in the pharmaceuticals industry having worked in various managerial positions and various aspects of the industry. She is an expert in managing a growth company, having turned Erye into a successful operation after taking it over from the PRC government with Mr. Shi Mingsheng and others in 2003. From the end of 2007 until the consummation of the Merger, Ms. Zhang Jian was the Chief Financial Officer (CFO) of CBH.

Peter Sun

Peter Sun has been General Manager of NeoStem (China), Inc. since 2009. Mr. Sun brings to us nearly twenty years of business experience in pharmaceutical, biotech and medical sectors. He is a licensed physician specializing in endocrinology. Previously, Mr. Sun was Vice President of Operations at Sun Biomedical Laboratories, a U.S. based medical device manufacturing and marketing company that is a leader in rapid test devices using saliva samples. He was also Chief Executive Officer and President at Panagin Pharmaceuticals, a biotechnology research and development and marketing company based in Vancouver, Canada. It is focused on saponin-based small molecules, including their pharmaceuticals clinical, development and marketing. Mr. Sun has a Master’s degree in Biotechnology and Pharmacology from the University of British Columbia.

Significant Advisors

Wayne Marasco, M.D., Ph.D. — Chairman, Scientific Advisory Board

Dr. Marasco, 56, is an Associate Professor in the Department of Cancer Immunology & AIDS at the Dana-Farber Cancer Institute and Associate Professor of Medicine at Harvard Medical School. In November 2006 Dr. Marasco relinquished his position as Founding Director with NeoStem to focus his efforts on heading and expanding NeoStem’s new Scientific and Medical Advisory Boards. This transition became effective in January 2007. In addition, Dr. Marasco will assist our initiatives of establishing partnerships with leading academic institutions focused on stem cell therapies and translational research and will help us source stem cell-related intellectual property. Dr. Marasco continues to advise us on identifying and engaging leading physicians and scientists who are innovators in using adult stem cell treatments in the fields of cardiology, macular degeneration, diabetes, wound and burn healing, skeletal repair, and anti-aging/regenerative medicine.

Dr. Marasco is a licensed physician-scientist with training in internal medicine and specialty training in infectious diseases. His clinical practice sub-specialty is in the treatment of immunocompromised (cancer, bone marrow and solid organ transplant) patients. Dr. Marasco’s research laboratory is primarily focused on the areas of therapeutic human monoclonal antibody development. These studies include developing passive immunotherapy to treat both global and emerging infectious diseases including SARS, West Nile Virus and related Denge virus infections. Their most recent and highly touted discovery was in the development of the “universal” influenza vaccines that are active against seasonal influenza, avian “bird” flu and the 2009 pandemic H1N1 influenza strains. His laboratory is also recognized internationally for its pioneering studies in the field of gene therapy, particularly for the prevention and treatment of HIV-1/AIDS. Dr. Marasco is also the Scientific Director of the National Foundation for Cancer Research Center for Therapeutic Antibody Engineering (the “Center”). The Center is located at the Dana-Farber Cancer Institute and is working with investigators globally to develop new human monoclonal antibody drugs for the treatment of human cancers.

Cai Jianqian — PRC Scientific Advisor

Cai Jianqian, 67, serves as our PRC Scientific Advisor pursuant to our Consulting Agreement with Shandong Life Science and Technology Research Institute, of which Ms. Cai is President. Ms. Cai Jianqian graduated from the Shandong University of Traditional Chinese Medicine and has held the positions of Chief of the Administration of Chinese Medicine of Shandong Province, standing Council Member of the China Association of Chinese Medicine, Chairman of the Medicated Diet Association, Member of the lecturer team on Chinese acupuncture and moxibustion, and Corporate Representative of the Shandong Provincial Association of Chinese Medicine. Ms. Cai held the governmental office responsible for the administration of the medical industry in the PRC for many years, was responsible for creating the development strategies and long-term and middle-term planning of the industry, and is considered by many to be instrumental in the continual improvement of the standards of medicine, education and research in the Chinese medicine industry. She was appointed in 1983 to head Chinese Medical Affairs of Shandong Province, and during her tenure the number of Chinese medicine hospitals in Shandong Province increased from eight to 150. In addition to being responsible for having established the Shandong Academy of Chinese Medicine and the Shandong Academy of Acupuncture and Moxibustion, she has been consistently praised by the Ministry of Health and the State Administration of Traditional Chinese Medicine for having made Shandong province one of the top ranked provinces in the PRC for Chinese medicine advancement.

Ms. Cai Jianqian is a Council member of the American General Medical Association as well as an editorial member of The Journal of American General Medicine. She is responsible for having established The Chinese Traditional Medicine Center in Chicago, two Chinese medicine hospitals in South Africa, twelve Chinese medicine outpatient clinics in Switzerland and the Chinese medicine rehabilitation centers in Poland and Russia.

Ms. Cai Jianqian has been extensively published in her field and is well regarded for her work in the research and development of new drugs, including the clinical study of complex diseases and acute illness, including cancer. She has been awarded an International MD and is certified by the International Open Traditional Medicine University & Institute of Medical Science of the United Nations, and the International Association of Traditional Medicine in Colombo in 1999.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors has determined that Messrs. Myers, Berman, and Bernstein and Dr. Geehr are independent applying the definition of independence under the listing standards of the NYSE Amex and SEC regulations. The Board has determined that Dr. Smith and Messrs. Wei and Shi are not independent.

Board Leadership Structure and Role in Risk Oversight

Our Chief Executive Officer also serves as the Chairman of the Board. We do not have a lead independent director. Our Chairman of the Board, when present, presides over all meetings of our Board of Directors. We believe this leadership structure is appropriate for our Company at this time because (1) of our size, (2) of the size of our Board, (3) our Chief Executive Officer is responsible for our day-to-day operation and implementing our strategy, and (4) discussion of developments in our business and financial condition and results of operations are important parts of the discussion at Board meetings and it makes sense for our Chief Executive Officer to chair those discussions.

Our Board of Directors oversees our risk management. This oversight is administered primarily through the following:

•	The Board’s review and approval of our business plans (prepared and presented to the Board by the Chief Executive Officer and other management), including the projected opportunities and challenges facing our business;
•	At least quarterly review of our business developments, business plan implementation and financial results;
•	Our Audit Committee’s oversight of our internal controls over financial reporting and its discussions with management and the independent accountants regarding the quality and adequacy of our internal controls and financial reporting; and
•	Our Compensation Committee’s review and recommendations to the Board regarding our executive officer compensation and its relationship to our business plans.

Committees

Our Board of Directors has established (i) an Audit Committee, (ii) a Compensation Committee and (iii) a Nominating and Governance Committee. Each Committee has only independent directors as members.

Audit Committee

The Audit Committee consists of three directors: Mssrs. Bernstein (chairman), Myers and Berman. Each member of the committee is independent applying the definition of independence under the listing standards of the NYSE Amex and SEC regulations. The Audit Committee meets at least four times during the year. The Board has determined that Mr. Bernstein qualifies as an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K.

Pursuant to the terms of the Audit Committee charter, our Audit Committee is required to consist of at least three of our “independent” directors and shall serve at the pleasure of the Board of Directors. An “independent” director is defined as an individual who (a) is not our officer or salaried employee or an affiliate, (b) does not have any relationship that, in the opinion of the Board of Directors, would interfere with his or her exercise of independent judgment as an Audit Committee member, (c) meets the independence requirements of the SEC and the NYSE Amex or such other securities exchange or market on which our securities are traded and (d) except as permitted by the SEC and the NYSE Amex or such other securities exchange or market on which our securities are traded, does not accept any consulting, advisory or other compensatory fee from us.

The Audit Committee has a charter that requires the committee to oversee our accounting and financial reporting process, our system of internal controls regarding finance, accounting, legal compliance and ethics, and the audits of our financial statements, a current copy of which charter is available to stockholders on our website, www.neostem.com. The primary duties of the Audit Committee consist of, among other things:

•	serving as an independent and objective party to monitor our financial reporting process, internal control system and disclosure control system;
•	reviewing and appraising the audit efforts of our independent accountants;
•	assuming direct responsibility for the appointment, compensation, retention and oversight of the work of the outside auditors and for the resolution of disputes between the outside auditors and our management regarding financial reporting issues;
•	providing an open avenue of communication among the independent accountants, financial and senior management and the Board; and
•	reviewing and approving all related party transactions.

Statement of Audit Committee

The Audit Committee of the Board offers this statement regarding the Company’s audited financial statements contained in its annual report on Form 10-K for the year ended December 31, 2009 and regarding certain matters with respect to Holtz Rubenstein Reminick LLP, the Company’s independent auditors. This statement shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing with the Securities and Exchange Commission by the Company, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed to be filed with the Securities and Exchange Commission.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2009 with management. We have discussed with the Company’s independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. We have received the written disclosures and the letter from the Company’s independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and have discussed with the independent accountant the independent accountant’s independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the Securities and Exchange Commission.

The Audit Committee of the Board of Directors of NeoStem, Inc.

Drew Bernstein, Chairman
Steven S. Myers
Richard Berman

Compensation Committee

Our Compensation Committee consists of three directors: Mssrs. Berman (chairman), Myers and Bernstein. Each such member of the Compensation Committee is independent applying the definition of independence under the listing standards of the NYSE Amex and SEC regulations. The Compensation Committee meets at least two times during each year.

Each member of our Compensation Committee must (i) be one of our independent directors satisfying the independence requirements of the NYSE Amex and other applicable regulatory requirements; (ii) qualify as an “outside director” under Section 162(m) of the Internal Revenue Code, as amended; and (iii) meet the requirements of a “non-employee director” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

The Compensation Committee oversees the determination of all matters relating to employee compensation and benefits and specifically reviews and approves salaries, bonuses and equity-based compensation for our executive officers.

We have adopted a Compensation Committee charter which outlines the Compensation Committee’s primary duties which are to:

•	evaluate the performance of the Chief Executive Officer in light of our goals and objectives and determine the Chief Executive Officer’s compensation based on this evaluation and such other factors as the Committee shall deem appropriate;
•	approve all salary, bonus, and long-term incentive awards for executive officers;
•	approve the aggregate amounts and methodology for determination of all salary, bonus, and long-term incentive awards for all employees other than executive officers;
•	review and recommend equity-based compensation plans to the full Board of Directors and approve all grants and awards thereunder;
•	review and approve changes to our equity-based compensation plans other than those changes that require stockholder approval under the plans, the requirements of the NYSE Amex or any exchange on which our securities may be listed and/or any applicable law;
•	review and recommend to the full Board changes to our equity-based compensation plans that require stockholder approval under the plans, the requirements of the NYSE Amex or any exchange on which our securities may be listed and/or any applicable law;
•	review and approve changes in our retirement, health, welfare and other benefit programs that result in a material change in costs or the benefit levels provided;
•	administer our equity-based compensation plans; and
•	approve, as required by applicable law, the annual Committee report on executive compensation (if required) for inclusion in our proxy statement.

A current copy of the Compensation Committee charter is available to stockholders on our website, www.neostem.com.

The Compensation Committee may form and delegate its authority to subcommittees as appropriate. Additionally, the Chief Executive Officer may make recommendations to the Compensation Committee relating to executive and director compensation.

Nominating and Governance Committee

Our Nominating and Governance Committee consists of three directors: Mssrs. Myers (chairman), Berman and Geehr. The Nominating and Governance Committee is empowered by the Board of Directors to recommend to the Board of Directors qualified individuals to serve on our Board of Directors and to identify the manner in which the Nominating and Governance Committee evaluates nominees recommended for the Board. All members of the Nominating and Governance Committee of the Board of Directors have been determined to be “independent directors” pursuant to the definition contained in the rules of the NYSE Amex and SEC regulations. Our Board of Directors has adopted a Nominating and Governance Committee charter to govern the Nominating and Governance Committee, a current copy of which is available to stockholders on our website, www.neostem.com.

Qualifications for Board Membership

The charter and guidelines developed by the Nominating and Governance Committee describe the minimum qualifications for nominees and the qualities or skills that are necessary for directors to possess. Each nominee, among other factors listed in the Committee’s guidelines:

•	should possess the highest personal and professional standards of integrity and ethical values;
•	must be committed to promoting and enhancing the long term value of our Company for our stockholders;

•	should not have any interests that would materially impair his or her ability to (i) exercise independent judgment or (ii) otherwise discharge the fiduciary duties owed as a director to our Company and our stockholders;
•	must have demonstrated achievement in one of more fields of business, professional, governmental, community, scientific or educational endeavor, and possess mature and objective business judgment and expertise;
•	must have a general appreciation regarding major issues facing public companies of a size and operational scope similar to ours;
•	must have adequate time to devote to the Board of Directors and its committees; and
•	is expected to have sound judgment, derived from management or policy-making experience that demonstrates an ability to function effectively in an oversight role.

Diversity Considerations in Director Nominations

We do not have a formal diversity policy. We believe our Board of Directors represents a collection of individuals with a variety of complementary skills which, as a group, possess the appropriate skills and experience to oversee our Company’s business. Our directors come from diverse backgrounds including medicine, accounting, private equity, and management of pharmaceutical and healthcare-related companies. The charter of our Nominating and Governance Committee provides that “[e]ach nominee will be considered both on his or her individual merits and in relation to existing or other potential members of the Board, with a view to establishing a well-rounded, diverse, knowledgeable, and experienced Board.” In accordance with the mission set out in its charter, our Nominating and Governance Committee considers a wide variety of qualifications, attributes and other factors and recognizes that a diversity of viewpoints and practical experiences can enhance the effectiveness of our Board. As part of its evaluation of each candidate, our Nominating and Governance Committee takes into account how that candidate’s background, experience, qualifications, attributes and skills may complement, supplement or duplicate those of other prospective candidates.

Given the expansion of our Company’s business into the People’s Republic of China, and recognizing that our business efforts extend beyond the borders of the United States, one of our directors (Mr. Shi) is a citizen of the People’s Republic of China. We are currently seeking at least one additional Board member from China.

Nominating and Governance Committee Procedures

Our Board of Directors believes we are well-served by our current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board of Directors membership, the Board of Directors will renominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, if a vacancy on the Board of Directors occurs between annual stockholder meetings or if our Board of Directors believes it is in our best interests to expand its size, the Board of Directors may seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Nominees for director must be discussed by the full Board of Directors and approved for nomination by the affirmative vote of a majority of our Board of Directors, including the affirmative vote of a majority of the independent directors. Two of our directors, Dr. Smith and Mr. Berman, were originally nominated in 2006 pursuant to certain contractual rights. In addition, the appointments of Mr. Wei and Mr. Shi to our Board were required pursuant to the terms of the Merger Agreement. Messrs. Wei and Shi (along with Mr. Bernstein) have been nominated by the Board to stand for election to a Class I directorship.

The Nominating and Governance Committee assists the Board of Directors by identifying qualified candidates for director and recommends to the Board of Directors the director nominees for the annual meeting of stockholders. The Board of Directors will conduct a process of making a preliminary assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual’s willingness to serve and other background information. This information is evaluated against the criteria set forth above and our specific needs at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet our needs may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Board of Directors will determine which nominee(s) to include in the slate of candidates that the Board of Directors recommends for election at each annual meeting of our stockholders.

Procedures for Considering Nominations Made by Stockholders

The Nominating and Governance Committee’s charter and guidelines describe procedures for nominations to be submitted by stockholders and other third-parties, other than candidates who have previously served on the Board of Directors or who are recommended by the Board of Directors. The guidelines state that a nomination must be delivered to our Secretary at our principal executive offices not later than the 120th day prior to the date of the proxy statement for the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days after the anniversary date of the annual meeting, notice to be timely must be so delivered a reasonable time in advance of the mailing of our proxy statement for the annual meeting for the current year. The guidelines require a nomination notice to set forth as to each person whom the proponent proposes to nominate for election as a director, among other things: (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director it elected) and (b) information that will enable the Nominating and Governance Committee to determine whether the candidate or candidates satisfy the criteria established pursuant to the charter and the guidelines for director candidates.

There will be no differences in the manner in which our Board of Directors evaluates nominees recommended by stockholders and nominees recommended by the Board of Directors or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on the Board of Directors. In connection with the Annual Meeting, the Board did not receive any nominations from any stockholder or group of stockholders which owned more than 5% of our common stock for at least one year.

Stockholder Communications

Our Board of Directors has established a procedure that enables stockholders to communicate in writing with members of the Board of Directors. Any such communication should be addressed to our Secretary and should be sent to such individual c/o NeoStem, Inc. Any such communication must state, in a conspicuous manner, that it is intended for distribution to the entire Board of Directors. Under the procedures established by the Board of Directors, upon our Secretary’s receipt of such a communication, a copy of such communication will be sent to each member of the Board of Directors, identifying it as a communication received from a stockholder. Absent unusual circumstances, at the next regularly scheduled meeting of the Board of Directors held more than two days after such communication has been distributed, the Board of Directors will consider the substance of any such communication.

Board and Committee Meeting Attendance

During the year ended December 31, 2009, our Board of Directors held five meetings, our Audit Committee held four meetings, our Compensation Committee held two meetings and our Nominating and Governance Committee held one formal and several informal meetings. In addition, our Board of Directors, our Nominating and Governance Committee and our Compensation Committee each took actions by written consent. Each director attended (or participated by telephone in) at least 75% of the total number of meetings of the Board and committees on which he or she served.

Director Attendance at Annual Meetings

Board members are encouraged, but not required by any specific Board policy, to attend the Company’s Annual Meeting. All then current and incumbent Board members attended the Company’s annual meeting held in 2009 in person or by conference telephone call.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF THE
COMPANY VOTE “FOR” ITS SLATE OF DIRECTORS.

PROPOSAL 2

AN AMENDMENT TO THE NEOSTEM, INC. 2009 EQUITY COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER FROM 9,750,000 SHARES TO 13,750,000 SHARES

General

At the Annual Meeting, you are being asked to approve an amendment to the NeoStem, Inc. 2009 Equity Compensation Plan (the “2009 Plan”) in order to increase the number of shares of Common Stock available for issuance thereunder by 4,000,000 shares, from 9,750,000 shares to 13,750,000 shares. As of April 13, 2010, options to purchase 6,902,274 shares of Common Stock were outstanding under the 2009 Plan, and 1,341,250 shares had been granted as stock awards under the 2009 Plan. Accordingly, 1,506,476 shares of Common Stock were available for issuance under the 2009 Plan (of which an aggregate of approximately 50,000 options to purchase shares are expected to be issued in the near term). Approval of the amendment to the 2009 Plan is intended to ensure that our Company can continue to provide an incentive to our U.S.-based employees, directors and consultants by enabling them to share in our future growth. If approved by the stockholders, all of the additional shares will be available for grant as either non-qualified stock options or incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or as restricted stock awards, unrestricted shares or other kinds of equity based compensation.

Background of the 2009 Plan; The Necessity of Additional Shares Authorized for Issuance Thereunder

In April 2009, the NeoStem Board of Directors adopted the 2009 Plan, subject to stockholder approval, which approval was obtained in May 2009. On July 12, 2009, our Board of Directors adopted an amendment to the 2009 Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 3,800,000 shares to 9,750,000 shares, and stockholder approval for the increase was obtained on October 29, 2009 at a special meeting of the Company’s stockholders (the “Special Meeting”).

The general purpose of the 2009 Plan is to provide an incentive to our Company’s U.S.-based employees, directors and consultants by enabling them to share in the future growth of our business. Our Board of Directors believes that the granting of stock options, restricted stock awards and similar kinds of equity-based compensation promotes continuity of management and increases incentive and personal interest in the welfare of our Company by those who are primarily responsible for shaping and carrying out our long range plans and securing our growth and financial success. Our Board of Directors believes that the 2009 Plan advances NeoStem’s interests by enhancing our ability to (a) attract and retain employees, consultants and directors who are in a position to make significant contributions to our success; (b) reward our employees, consultants and directors for these contributions; and (c) encourage employees, consultants and directors to take into account our long-term interests through ownership of shares.

The 2009 Plan as amended currently authorizes for issuance a maximum of only 9,750,000 shares. Following the consummation of the Merger with China Biopharmaceuticals Holdings, Inc., our Company is a larger company with additional employees, consultants and directors. Our Company intends to continue to use equity awards as a significant component of its compensation program. Our post-Merger Company now has an increased number of eligible plan participants and therefore, to adequately incentivize the larger base of employees, directors and consultants, the combined Company requires that the number of shares authorized for issuance under the 2009 Plan be increased. In the viewpoint of our Board of Directors, it is advisable to increase the number of shares authorized for issuance under the 2009 Plan from 9,750,000 shares to 13,750,000 shares.

Effect of Amendment to 2009 Plan

The 9,750,000 shares currently authorized for issuance under the 2009 Plan represent 22.2% of our outstanding shares of Common Stock as of the record date. If the 2009 Plan is amended pursuant to this Proposal 2, the 13,750,000 shares authorized for issuance under the 2009 Plan would represent 31.3% of our outstanding shares of Common Stock as of the record date.

Description of the 2009 Equity Compensation Plan

The following description of the principal terms of the 2009 Plan is a summary and is qualified in its entirety by reference to the full text of the 2009 Plan, as filed with the SEC as Annex F to our Pre-Effective Amendment No. 4 to Registration Statement on Form S-4/A, File No. 333-160578. The copy of the 2009 Plan attached to such Registration Statement as Annex F is the version of the 2009 Plan as initially adopted, and as such, it does not give effect to (i) the October 29, 2009 increase in shares authorized for issuance under the 2009 Plan or (ii) the amendment to the 2009 Plan that is presented for stockholder consideration by this Proposal 2 and set forth in Exhibit A to this proxy statement.

Administration.  The 2009 Plan is administered by the Compensation Committee of our Board of Directors. The Compensation Committee may grant options to purchase shares of Common Stock, stock appreciation rights and restricted stock units payable in shares of Common Stock, as well as restricted or unrestricted shares of Common Stock. The Compensation Committee also has broad authority to determine the terms and conditions of each option or other kind of equity award, to adopt, amend and rescind rules and regulations for the administration of the 2009 Plan and to amend or modify outstanding awards of options, restricted stock, stock purchase rights or other equity awards authorized under the 2009 Plan (including the repricing of either individual awards or all of the awards outstanding under the 2009 Plan). Our Board of Directors may delegate authority to the chief executive officer and/or other executive officers to grant options to employees (other than themselves), subject to guidelines established by our Board of Directors and consistent with the 2009 Plan. No options, stock purchase rights or awards may be made under the 2009 Plan on or after April 9, 2019, but the 2009 Plan will continue thereafter while previously granted options, stock appreciation rights or awards remain subject to the 2009 Plan.

Eligibility.  Persons eligible to receive options, stock appreciation rights or other awards under the 2009 Plan are those employees, consultants and directors of our Company and our subsidiaries who, in the opinion of the Compensation Committee, are in a position to contribute to our Company’s success.

Shares Subject to the 2009 Plan.  The aggregate number of shares of Common Stock available for issuance in connection with options and awards granted under the 2009 Plan is currently 9,750,000 (or 13,750,000 shares, in the event this Proposal 2 to amend the 2009 Plan is approved by the stockholders), subject to customary adjustments for stock splits, stock dividends or similar transactions. Incentive Stock Options may be granted under the 2009 Plan with respect to all of those shares. If any option or stock appreciation right granted under the 2009 Plan terminates without having been exercised in full or if any award is forfeited, the number of shares of Common Stock as to which such option or award was forfeited will be available for future grants under the 2009 Plan. No employee, consultant or director may receive options or stock appreciation rights relating to more than 1,900,000 shares of Common Stock in the aggregate in any calendar year.

Terms and Conditions of Options.  Options granted under the 2009 Plan may be either “incentive stock options” that are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or “nonstatutory stock options” that do not meet the requirements of Section 422 of the Code. The Compensation Committee will determine the exercise price of options granted under the 2009 Plan. The exercise price of options may not be less than the fair market value, on the date of grant, per share of Common Stock issuable upon exercise of the option (or 110% of fair market value in the case of incentive options granted to a ten-percent stockholder).

If on the date of grant Common Stock is listed on a stock exchange or is quoted on the automated quotation system of Nasdaq, the fair market value shall generally be the closing sale price on the date of grant (or, if no trades were made on the date of grant, for the last trading day before the date of grant). If no such prices are available, the fair market value shall be determined in good faith by the Compensation Committee based on the reasonable application of a reasonable valuation method. On April 28, 2010, the closing sale price of a share of Common Stock on the NYSE Amex was $1.99.

No option may be exercisable for more than ten years (five years in the case of an incentive option granted to a ten-percent stockholder) from the date of grant. Options granted under the 2009 Plan will be exercisable at such time or times as the Compensation Committee prescribes at the time of grant. No employee may receive incentive stock options that first become exercisable in any calendar year in an amount exceeding $100,000.

Generally, the option price may be paid (a) in cash or by certified check, bank draft or money order, (b) through delivery of shares of Common Stock having a fair market value equal to the purchase price, or (c) a combination of these methods. The Compensation Committee is also authorized to establish a cashless exercise program and to permit the exercise price to be satisfied by reducing from the shares otherwise issuable upon exercise a number of shares having a fair market value equal to the exercise price.

Options granted under the 2009 Plan may be granted with a “reload” feature under which an optionee will be granted a new option for a number of shares that is equal to the number of shares applied by the optionee to satisfy the exercise price or tax withholdings of a previous option grant.

No option may be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime an option may be exercised only by the recipient. However, the Compensation Committee may permit the holder of an option or stock appreciation right to transfer the option or right to immediate family members or a family trust for estate planning purposes. Unless otherwise provided by the Compensation Committee, options that are exercisable at the time of a recipient’s termination of service with us will continue to be exercisable for 90 days, unless the optionee terminates employment or service with us due to death or disability, in which case the option will continue to be exercisable for one year, or for cause, in which case the option will cease to be exercisable upon termination.

Stock Appreciation Rights.  A stock appreciation right may be granted by the Compensation Committee either alone, or in tandem with, other options or awards under the 2009 Plan. A stock appreciation right will relate to a number of shares of Common Stock as the Compensation Committee determines at the time of grant. Each stock appreciation right will have an exercise period determined by the Compensation Committee not to exceed ten years from the date of grant. Upon exercise of a stock appreciation right, the holder will receive a number of shares of Common Stock equal to (i) the number of shares for which the stock appreciation right is exercised times the appreciation in the fair market value of a share of Common Stock between the date the stock appreciation right was granted and its date of exercise; divided by (ii) the fair market value of a share of Common Stock on the date that the stock appreciation right is exercised. The Compensation Committee will determine the extent to which a holder of a stock appreciation right may exercise the right following termination of service with NeoStem.

Terms and Conditions of Stock Awards.  The Compensation Committee may also grant a restricted or unrestricted stock award and/or a restricted stock unit award to any eligible employee, consultant or director. Under a restricted stock award, shares of Common Stock that are the subject of the award are generally subject to forfeiture to the extent that the recipient terminates service with us prior to the award having vested or if the performance goals established by the Compensation Committee as a condition of vesting are not achieved. Shares of Common Stock subject to a restricted stock award cannot be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the recipient of the award unless and until the applicable restrictions lapse. Unless otherwise determined by the Compensation Committee, holders of restricted shares will have the right to vote such shares and to receive any cash dividends with respect thereto during the restriction period. Any stock dividends will be subject to the same restrictions as the underlying shares of restricted stock.

Under a restricted stock unit award, restricted stock units that are the subject of the award are generally subject to forfeiture to the extent that the recipient terminates service with us prior to the award having vested or if the performance goals established by the Compensation Committee as a condition of vesting are not achieved. To the extent that the award of restricted stock units vests, the recipient shall become entitled to receive a number of shares of Common Stock equal to the number of restricted stock units that became vested. Restricted stock units cannot be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the recipient of the award and during a recipient’s lifetime may be exercised only by the recipient. Prior to the delivery of shares of Common Stock with respect to an award of restricted stock units, the recipient shall have no rights as a shareholder of NeoStem.

Unrestricted stock awards are grants of shares of Common Stock that are not subject to forfeiture.

To the extent that the Compensation Committee grants stock awards that are subject to the satisfaction of performance goals specified by the Compensation Committee (“performance awards”), the Compensation Committee shall establish the specified levels of performance goals. Performance goals may be weighted for different factors and measures. The Compensation Committee will have discretion to make adjustments to a performance award in certain circumstances, such as when a person is promoted into a position of eligibility for a performance award, is transferred between eligible positions with different performance goals, terminates employment and is subsequently rehired, takes a leave of absence, or other similar circumstances deemed appropriate by the Compensation Committee. The Compensation Committee may also increase or decrease a stock award to any individual, except that, an award intended to be “qualified performance-based compensation” for purposes of Section 162(m) of the Code, may not be increased. The Compensation Committee will certify the degree of attainment of performance goals after the end of each year.

If stock awards are intended to satisfy the conditions for deductibility under Section 162(m) of the Code as “performance-based compensation,” the performance criteria will be selected from among the following, which may be applied to NeoStem as a whole, or to an individual recipient, or to a department, unit, division or function within the company or an affiliate, and they may apply on a pre- or post-tax basis, either alone or relative to the performance of other businesses or individuals (including industry or general market indices): (a) earnings (either in the aggregate or on a per-share basis, reflecting dilution of shares as the Compensation Committee deems appropriate and, if the Compensation Committee so determines, net of or including dividends) before or after interest and taxes (“EBIT”) or before or after interest, taxes, depreciation, and amortization (“EBITDA”); (b) gross or net revenue or changes in annual revenues; (c) cash flow(s) (including either operating or net cash flows); (d) financial return ratios; (e) total stockholder return, stockholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price, or share price appreciation; (f) earnings growth or growth in earnings per share; (g) return measures, including return or net return on assets, net assets, equity, capital, investment, or gross sales; (h) adjusted pre-tax margin; (i) pre-tax profits; (j) operating margins; (k) operating profits; (l) operating expenses; (m) dividends; (n) net income or net operating income; (o) growth in operating earnings or growth in earnings per share; (p) value of assets; (q) market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; (r) aggregate product price and other product measures; (s) expense or cost levels, in each case, where applicable, determined either on a company-wide basis or in respect of any one or more specified divisions; (t) reduction of losses, loss ratios or expense ratios; (u) reduction in fixed costs; (v) operating cost management; (w) cost of capital; (x) debt reduction; (y) productivity improvements; (z) average inventory turnover; or (aa) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures.

Effect of Certain Corporate Transactions.  In the event that our Company merges or consolidates with another corporation, or if our Company liquidates or sells substantially all of its assets, or if a person or entity or a group of persons and/or entities acting in concert becomes the beneficial owner of more than 50% of our outstanding securities, then each holder of an option or stock appreciation right will be entitled, upon exercise of the option or stock appreciation right, to receive, in lieu of shares of Common Stock, the securities or other property to which the holder would have been entitled if the option or stock appreciation right had been exercised immediately prior to such event. However, the board may waive any restrictions applicable to options or stock appreciation rights so that they may be exercised prior to such an event. In connection with such an event, the successor corporation may assume other awards granted under the 2009 Plan. However, if the successor corporation does not assume the awards, then all vesting periods and other conditions applicable to the awards will be deemed to have been satisfied as a result of such an event. Our Board of Directors may also treat all vesting periods and other conditions applicable to the awards as having been satisfied as a result of such an event regardless of whether or not the awards would have been assumed or continued by the successor corporation.

Amendment, Termination.  Our Board of Directors may at any time amend the 2009 Plan for the purpose of satisfying the requirements of the Code, or other applicable law or regulation or for any other legal purpose, provided that, without the consent of our stockholders, our Board of Directors may not (a) increase the number of shares of Common Stock available under the 2009 Plan, (b) change the group of individuals eligible to receive options, stock appreciation rights and/or other plan awards, or (c) extend the term of the 2009 Plan.

Federal Income Tax Consequences

Following is a summary of the federal income tax consequences of option and other grants under the 2009 Plan. Optionees and recipients of other rights and awards granted under the 2009 Plan are advised to consult their personal tax advisors before exercising an option, stock appreciation right or award or disposing of any stock received pursuant to the exercise of an option or stock appreciation right or vesting of a stock award. In addition, the following summary is based upon an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change and does not address state, local or other tax laws.

Treatment of Options

The Code treats incentive stock options and nonstatutory stock options differently. However, as to both types of options, no income will be recognized to the optionee at the time of the grant of the options under the 2009 Plan, nor will our Company be entitled to a tax deduction at that time.

Generally, upon exercise of a nonstatutory stock option (including an option intended to be an incentive stock option but which has not continued to so qualify at the time of exercise), an optionee will recognize ordinary income tax on the excess of the fair market value of the stock on the exercise date over the option price. Our Company will be entitled to a tax deduction for the year of exercise in an amount equal to the ordinary income recognized by the optionee. Our Company will be required to satisfy applicable withholding requirements in order to be entitled to a tax deduction. In general, if an optionee, in exercising a nonstatutory stock option, tenders shares of Common Stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of an incentive stock option and the tender is within two years from the date of grant or one year after the date of exercise of the incentive stock option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the incentive stock option.

For incentive stock options, there is no taxable income to an optionee at the time of exercise. However, the excess of the fair market value of the stock on the date of exercise over the exercise price will be taken into account in determining whether the “alternative minimum tax” will apply for the year of exercise. If the shares acquired upon exercise are held until at least two years from the date of grant and more than one year from the date of exercise, any gain or loss upon the sale of such shares, if held as capital assets, will be long-term capital gain or loss (measured by the difference between the sales price of the stock and the exercise price). Under current federal income tax law, a long-term capital gain will be taxed at a rate which is less than the maximum rate of tax on ordinary income. If the two-year and one year holding period requirements are not met (a “disqualifying disposition”), an optionee will recognize ordinary income in the year of disposition in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. The remainder of the gain will be treated as long-term capital gain, depending upon whether the stock has been held for more than a year. If an optionee makes a disqualifying disposition, our Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee.

In general, if an optionee, in exercising an incentive stock option, tenders shares of Common Stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of another incentive stock option and the tender is within two years from the date of grant or one year after the date of exercise of the other option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the other option.

As noted above, the exercise of an incentive stock option could subject an optionee to the alternative minimum tax. The application of the alternative minimum tax to any particular optionee depends upon the particular facts and circumstances which exist with respect to the optionee in the year of exercise. However, as a general rule, the amount by which the fair market value of Common Stock on the date of exercise of an option exceeds the exercise price of the option will constitute an item of “adjustment” for purposes of determining the alternative minimum taxable income on which the alternative tax may be imposed. As such, this item will enter into the tax base on which the alternative minimum tax is computed, and may therefore cause the alternative minimum tax to become applicable in any given year.

Treatment of Stock Appreciation Rights

Generally, the recipient of a stock appreciation right will not recognize any income upon grant of the stock appreciation right, nor will our Company be entitled to a deduction at that time. Upon exercise of a stock appreciation right, the holder will recognize ordinary income, and our Company generally will be entitled to a corresponding deduction, equal to the fair market value of the shares of Common Stock or cash received upon exercise of the right.

Treatment of Stock Awards

Generally, absent an election to be taxed currently under Section 83(b) of the Code (a “Section 83(b) Election”), there will be no federal income tax consequences to either the recipient or our Company upon the grant of a restricted stock award. At the expiration of the restriction period and the satisfaction of any other restrictions applicable to the restricted shares, the recipient will recognize ordinary income and our Company generally will be entitled to a corresponding deduction equal to the fair market value of Common Stock at that time. If a Section 83(b) Election is made within 30 days after the date the restricted stock award is granted, the recipient will recognize an amount of ordinary income at the time of the receipt of the restricted shares, and our Company generally will be entitled to a corresponding deduction, equal to the fair market value (determined without regard to applicable restrictions) of the shares at such time. If a Section 83(b) Election is made, no additional income will be recognized by the recipient upon the lapse of restrictions on the shares (and prior to the sale of such shares), but, if the shares are subsequently forfeited, the recipient may not deduct the income that was recognized pursuant to the Section 83(b) Election at the time of the receipt of the shares.

The recipient of an unrestricted stock award will recognize ordinary income, and our Company generally will be entitled to a corresponding deduction, equal to the fair market value of Common Stock that is the subject of the award when the Award is made.

The recipient of restricted stock units will recognize ordinary income as and when the units vest. The amount of the income will be equal to the fair market value of the shares of Common Stock issued at that time, and our Company will be entitled to a corresponding deduction. The recipient of a restricted stock unit will not be permitted to make a Section 83(b) Election with respect to such award.

Potential Limitation on Company Deductions

Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to options granted in the future under the 2009 Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Code Section 162(m), compensation attributable to options will qualify as performance-based compensation, provided that (among other things): (i) the stock award plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period; (ii) the per-employee limitation is approved by the stockholders; (iii) the award is granted by a Compensation Committee comprised solely of “outside directors”; and (iv) the exercise price of the award is no less than the fair market value of the stock on the date of grant.

Tax Withholding

As and when appropriate, our Company shall have the right to require each optionee purchasing shares of Common Stock and each grantee receiving an award of shares of Common Stock under the 2009 Plan to pay any federal, state or local taxes required by law to be withheld.

Future Grants

The grant of options, stock appreciation rights and stock awards under the 2009 Plan is discretionary, and except to the extent indicated above, our Company cannot determine now the number or type of options, stock appreciation rights or stock awards to be granted in the future to any particular person or group.

Aggregate Past Grants

As of April 13, 2010, awards covering 8,243,524 shares of our Common Stock had been granted under the 2009 Plan. This amount includes 6,902,274 shares subject to stock option awards* and 1,341,250 shares granted as stock awards. The following table shows information regarding the distribution of these awards among the persons and groups identified below:

Name or Category	Number of Shares Subject to Stock Option Awards	Number of Shares Granted as Stock Awards
Named Executive Officers:
Robin L. Smith, M.D. Chief Executive Officer	1,779,678	700,000
Mark Weinreb President through October 2, 2009	100,000	0
Catherine M. Vaczy Vice President and General Counsel	528,955	175,000
Larry A. May Vice President and Chief Financial Officer	191,476	0
All current Executive Officers as a group (including the Named Executive Officers identified above)	3,590,109	881,250
Non-Executive Directors as a Group	1,450,755	205,000
Nominees for election as Directors:
Drew Bernstein	400,000	0
Eric H. C. Wei	150,000	0
Shi Mingsheng	0	0
All employees, including all current officers who are not executive officers, as a group	901,474*	105,000

*	Does not include a past award to an employee of 50,000 options that was cancelled upon termination of employment.

Securities Issuable Pursuant to NeoStem’s Equity Compensation Plans

The following table gives information relevant to securities issuable pursuant to our equity compensation plans as of April 13, 2010:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plan (Excluding Securities Reflected In Column (a))
Equity Compensation Plans Approved by Stockholders	10,215,574	$1.94	3,727,319
Equity Compensation Plans Not Approved by Stockholders	0	0	0
TOTAL	10,215,574	$1.94	3,727,319

In the above table, the equity compensation plans approved by stockholders include the NeoStem, Inc. 2003 Equity Participation Plan (the “2003 Plan”), the 2009 Plan and the NeoStem, Inc. 2009 Non-U.S. Based Equity Compensation Plan (the “2009 Non-U.S. Plan”). These plans were our only equity compensation plans in existence as of April 13, 2010. The above table does not give effect to the plan amendments proposed by this Proposal 2 or Proposal 3 (discussed below).

Vote Required

The affirmative vote of a majority of the votes cast in person or by proxy is required to approve Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY
VOTE “FOR” PROPOSAL 2.

PROPOSAL 3

AN AMENDMENT TO THE NEOSTEM, INC. 2009 NON-U.S. BASED EQUITY COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER FROM 4,700,000 SHARES TO 8,700,000 SHARES

General

At the Annual Meeting, you are being asked to approve an amendment to the NeoStem, Inc. 2009 Non-U.S. Based Equity Compensation Plan (the “2009 Non-U.S. Plan”) in order to increase the number of shares of Common Stock available for issuance thereunder by 4,000,000 shares, from 4,700,000 shares to 8,700,000 shares. As of April 13, 2010, warrants to purchase 1,650,000 shares of Common Stock were outstanding under the 2009 Non-U.S. Plan, and 875,000 shares had been granted as stock awards under the 2009 Non-U.S. Plan. Accordingly, 2,175,000 shares of Common Stock were available for issuance under the 2009 Non-U.S. Plan (of which an aggregate of approximately 890,000 warrants to purchase shares are expected to be issued in the near term). Approval of the amendment to the 2009 Non-U.S. Plan is intended to ensure that our Company can continue to provide an incentive to our employees, directors and consultants who are providing services to our Company outside the United States by enabling them to share in our future growth. If approved by the stockholders, all of the additional shares will be available for grant as either non-qualified stock options or incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Background of the 2009 Non-U.S. Plan; The Necessity of Additional Shares Authorized for Issuance Thereunder

On July 12, 2009, our Board of Directors adopted the 2009 Non-U.S. Plan, subject to the approval of our stockholders. On October 29, 2009, the stockholders of our Company duly adopted the 2009 Non-U.S. Plan at the Special Meeting. Persons eligible to receive restricted and unrestricted stock awards, warrants, stock appreciation rights or other awards under the 2009 Non-U.S. Plan are those service providers to our Company and its subsidiaries and affiliates providing services outside of the United States, including employees and consultants of our Company and its subsidiaries and affiliates, who, in the opinion of the Compensation Committee, are in a position to contribute to our success.

The general purpose of the 2009 Non-U.S. Plan is to provide an incentive to our employees and consultants who are providing services to NeoStem outside the United States by enabling them to share in the future growth of our business. The adoption of this plan was motivated by our then-impending acquisition of CBH, and as a result of the Merger, a majority interest in Suzhou Erye Pharmaceuticals Company, Ltd (“Erye”), a Sino foreign joint venture organized under the laws of the People’s Republic of China, as well as our other expansion plans into China. As a result, our Company will benefit from the services of a number of individuals providing services to our Company or to one of our subsidiaries outside of the United States and in particular in the People’s Republic of China. As with U.S.-based employees, the Board of Directors believes that the granting of warrants, restricted stock awards, unrestricted stock awards and similar kinds of equity-based compensation to our employees and consultants who are providing services to our Company outside the United States promotes continuity of management and increases incentive and personal interest in the welfare of our Company by those who are primarily responsible for shaping and carrying out our long range plans and securing our growth and financial success.

The 2009 Non-U.S. Plan as adopted by our Board of Directors and approved by the stockholders currently authorizes for issuance a maximum of only 4,700,000 shares. Following the consummation of the Merger with CBH, our Company has become a larger company with additional employees, consultants and directors. Our Company intends to continue to use equity awards as a key component of its compensation program.

In the viewpoint of our Board of Directors, the size of the post-Merger Company renders it advisable that the number of shares authorized for issuance under the 2009 Non-U.S. Plan be increased from 4,700,000 shares to 8,700,000 shares. With a larger pool of issuable shares to draw upon, the plan administrator will be in a better position to adequately (i) attract and retain employees and consultants who are able to provide services outside of the United States and are in a position to make significant contributions to our success,

(ii) reward our overseas employees and consultants for these contributions, and (iii) encourage employees and consultants providing services overseas to take into account our Company’s long-term interests through ownership of its shares. In so increasing the shares authorized for issuance under the 2009 Non-U.S. Plan, the ultimate objectives of the 2009 Non-U.S. Plan will be better served.

Effect of Amendment to 2009 Non-U.S. Plan

The 4,700,000 shares currently authorized for issuance under the 2009 Non-U.S. Plan represent 10.7% of our outstanding shares of Common Stock as of the record date. If the 2009 Non-U.S. Plan is amended pursuant to this Proposal 3, the 8,700,000 shares authorized for issuance under the 2009 Non-U.S. Plan would represent 19.8% of our outstanding shares of Common Stock as of the record date.

Description of the 2009 Non-U.S. Plan

The following description of the principal terms of the 2009 Non-U.S. Plan is a summary and is qualified in its entirety by reference to the full text of the 2009 Non-U.S. Plan, as filed with the SEC as Annex G to our Pre-Effective Amendment No. 4 to Registrations Statement on Form S-4/A, File No. 333-160578. The copy of the 2009 Non-U.S. Plan attached to such Registration Statement as Annex G is the version of the 2009 Non-U.S. Plan currently in effect, and as such, it does not give effect to the amendment to the 2009 Non-U.S. Plan that is presented for stockholder consideration by this Proposal 3 and set forth in Exhibit A to this proxy statement.

Administration.  The 2009 Non-U.S. Plan is administered by the Compensation Committee of our Board of Directors. The Compensation Committee may grant warrants to purchase shares of Common Stock, stock appreciation rights and restricted stock units payable in shares of Common Stock, as well as restricted or unrestricted shares of Common Stock. The Compensation Committee also has broad authority to determine the terms and conditions of each warrant or other kind of equity award, to adopt, amend and rescind rules and regulations for the administration of the 2009 Non-U.S. Plan and to amend or modify outstanding awards of warrants, restricted stock, stock purchase rights or other equity awards authorized under the 2009 Non-U.S. Plan (including the repricing of either individual awards or all of the awards outstanding under the 2009 Non-U.S. Plan). Our Board of Directors may delegate authority to the chief executive officer and/or other executive officers to grant warrants to employees providing services outside the United States (other than themselves), subject to guidelines established by our Board of Directors and consistent with the 2009 Non-U.S. Plan. No warrants, stock purchase rights or awards may be made under the 2009 Non-U.S. Plan on or after July 12, 2019, but the 2009 Non-U.S. Plan will continue thereafter while previously granted warrants, stock appreciation rights or awards remain subject to the 2009 Non-U.S. Plan.

Eligibility.  Persons eligible to receive warrants, stock appreciation rights or other awards under the 2009 Non-U.S. Plan are those service providers to our Company and its subsidiaries and affiliates providing services outside of the United States, including employees and consultants of our Company and its subsidiaries and affiliates, who, in the opinion of the Compensation Committee, are in a position to contribute to our success.

Shares Subject to the 2009 Non-U.S. Plan.  The aggregate number of shares of Common Stock available for issuance in connection with warrants and awards granted under the 2009 Non-U.S. Plan is 4,700,000 (or 8,700,000 shares, in the event this Proposal 3 to amend the 2009 Non-U.S. Plan is approved by the stockholders), subject to customary adjustments for stock splits, stock dividends or similar transactions. If any warrant or stock appreciation right granted under the 2009 Non-U.S. Plan terminates without having been exercised in full or if any award is forfeited, the number of shares of Common Stock as to which such warrant or award was forfeited will be available for future grants under the 2009 Non-U.S. Plan.

Terms and Conditions of Warrants.  The Compensation Committee will determine the exercise price of warrants granted under the 2009 Non-U.S. Plan, provided that the exercise price is equal to or greater than the fair market value of the Common Stock on the date of grant.

If on the date of grant the Common Stock is listed on a stock exchange or is quoted on the automated quotation system of Nasdaq, the fair market value shall generally be the closing sale price on the date of grant (or, if no trades were made on the date of grant, for the last trading day before the date of grant). If no such prices are available, the fair market value shall be determined in good faith by the Compensation Committee based on the reasonable application of a reasonable valuation method. On April 28, 2010, the closing sale price of a share of Common Stock on NYSE Amex was $1.99.

No warrant issued to an employee may be exercisable for more than ten years from the date of grant and no warrant issued to a consultant may be exercisable for more than five years from the date of grant. Warrants granted under the 2009 Non-U.S. Plan will be exercisable at such time or times as the Compensation Committee prescribes at the time of grant.

Generally, the exercise price must be denominated in United States dollars and may be paid (a) in cash or by certified check, bank draft or money order, (b) through delivery of shares of Common Stock having a fair market value equal to the purchase price, or (c) a combination of these methods. The Compensation Committee is also authorized to establish a cashless exercise program and to permit the exercise price (or tax withholding obligations) to be satisfied by reducing from the shares otherwise issuable upon exercise a number of shares having a fair market value equal to the exercise price.

Warrants granted under the 2009 Non-U.S. Plan may be granted with a “reload” feature under which a warrantee will be granted a new warrant for a number of shares that is equal to the number of shares applied by the warrantee to satisfy the exercise price or tax withholdings of a previous warrant grant.

No warrant may be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime a warrant may be exercised only by the recipient. However, the Compensation Committee may permit the holder of a warrant or stock appreciation right to transfer the warrant or right to immediate family members or a family trust for estate planning purposes. Unless otherwise provided by the Compensation Committee, warrants that are exercisable at the time of a recipient’s termination of service with our Company will continue to be exercisable for 90 days, unless the warrantee terminates his or her service with our Company due to death or disability, in which case the warrant will continue to be exercisable for one year, or upon a voluntary termination or for cause, in which case the warrant will cease to be exercisable upon termination.

Stock Appreciation Rights.  A stock appreciation right may be granted by the Compensation Committee either alone, or in tandem with, other warrants or awards under the 2009 Non-U.S. Plan. A stock appreciation right will relate to a number of shares of Common Stock as the Compensation Committee determines at the time of grant. Each stock appreciation right will have an exercise period determined by the Compensation Committee not to exceed ten years from the date of grant. Upon exercise of a stock appreciation right, the holder will receive a number of shares of Common Stock equal to (i) the number of shares for which the stock appreciation right is exercised times the appreciation in the fair market value of a share of Common Stock between the date the stock appreciation right was granted and its date of exercise; divided by (ii) the fair market value of a share of Common Stock on the date that the stock appreciation right is exercised. The Compensation Committee will determine the extent to which a holder of a stock appreciation right may exercise the right following termination of service with our Company.

Terms and Conditions of Stock Awards.  The Compensation Committee may also grant a restricted or unrestricted stock award and/or a restricted stock unit award to any eligible employee or consultant. Under a restricted stock award, shares of common stock that are the subject of the award are generally subject to forfeiture to the extent that the recipient terminates service with our Company prior to the award having vested or if the performance goals established by the Compensation Committee as a condition of vesting are not achieved. Shares of Common Stock subject to a restricted stock award cannot be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the recipient of the award unless and until the applicable restrictions lapse. Unless otherwise determined by the Compensation Committee, holders of restricted shares will have the right to vote such shares and to receive any cash dividends with respect thereto during the restriction period. Any stock dividends will be subject to the same restrictions as the underlying shares of restricted stock.

Under a restricted stock unit award, restricted stock units that are the subject of the award are generally subject to forfeiture to the extent that the recipient terminates service with us prior to the award having vested or if the performance goals established by the Compensation Committee as a condition of vesting are not achieved. To the extent that the award of restricted stock units vests, the recipient shall become entitled to receive a number of shares of Common Stock equal to the number of restricted stock units that became vested. Restricted stock units cannot be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the recipient of the award and during a recipient’s lifetime may be exercised only by the recipient. Prior to the delivery of shares of Common Stock with respect to an award of restricted stock units, the recipient shall have no rights as a stockholder of our Company.

Unrestricted stock awards are grants of shares of Common Stock that are not subject to forfeiture.

To the extent that the Compensation Committee grants stock awards that are subject to the satisfaction of performance goals specified by the Compensation Committee (“performance awards”), the Compensation Committee shall establish the specified levels of performance goals. Performance goals may be weighted for different factors and measures. The Compensation Committee will have discretion to make adjustments to a performance award in certain circumstances, such as when a person is promoted into a position of eligibility for a performance award, is transferred between eligible positions with different performance goals, terminates employment and is subsequently rehired, takes a leave of absence, or other circumstances deemed appropriate by the Compensation Committee. The Compensation Committee may also increase or decrease a stock award to any individual. The Compensation Committee will certify the degree of attainment of performance goals after the end of each year.

Effect of Certain Corporate Transactions.  In the event that our Company merges or consolidates with another corporation, or if our Company liquidates or sells substantially all of its assets, or if a person or entity or a group of persons and/or entities acting in concert becomes the beneficial owner of more than 50% of the combined voting power of our Company’s outstanding securities, then each holder of a warrant or stock appreciation right will be entitled, upon exercise of the warrant or stock appreciation right, to receive, in lieu of shares of Common Stock, the securities or other property to which the holder would have been entitled if the warrant or stock appreciation right had been exercised immediately prior to such event. The Board may waive any restrictions applicable to warrants or stock appreciation rights so that they may be exercised prior to such an event. In connection with such an event, the successor corporation may assume other awards granted under the 2009 Non-U.S. Plan. However, if the successor corporation does not assume the awards, then all vesting periods and other conditions applicable to the awards will be deemed to have been satisfied as a result of such an event. Our Board of Directors may also treat all vesting periods and other conditions applicable to the awards as having been satisfied as a result of such an event regardless of whether or not the awards would have been assumed or continued by the successor corporation. Our Merger with CBH did not constitute a corporate transaction for this purpose.

Amendment, Termination.  Our Board may at any time amend the 2009 Non-U.S. Plan. However, any amendment requiring stockholder approval under applicable law will not be effected without the consent of the Company’s stockholders. The 2009 Non-U.S. Plan specifically contemplates that our Board of Directors will adopt amendments as necessary so that the grant of awards under the plan to grantees of another foreign jurisdiction will comply will the applicable laws and regulations of the jurisdiction. Specifically, if it is determined that the 2009 Non-U.S. Plan is subject to Circular 78 (as hereinafter defined), or any implementation measures or registration guidance relating to Circular 78 or other similar rules are promulgated in the future, which clearly indicates that the 2009 Non-U.S. Plan is subject to registration under Circular 78 or other corresponding rules, our Board of Directors will register the 2009 Non-U.S. Plan with the State Administration of Foreign Exchange for the People’s Republic of China (“SAFE”) in accordance with Circular 78 or other corresponding rules and will amend the 2009 Non-U.S. Plan as necessary in order to comply with the rules and regulations set forth in Circular 78 or other corresponding rules.

There May Be Foreign Income Tax Consequences

Because only service providers of our Company and our subsidiaries and affiliates that perform services outside of the United States are eligible for awards under the 2009 Non-U.S. Plan, there are no United States federal income tax consequences of warrants and other awards under the 2009 Non-U.S. Plan.

The grantees, however, are subject to the income tax consequences with respect to warrants and other awards under the 2009 Non-U.S. Plan in the foreign jurisdiction in which the grantees provide services to our Company or to one of our subsidiaries or affiliates.

Following is a summary of the tax consequences of warrant and other grants under the 2009 Non-U.S. Plan under Individual Income Tax Law of the People’s Republic of China:

Service providers granted warrants under the 2009 Non-U.S. Plan are subject to taxation under the Laws of the People’s Republic of China on Individual Income Tax, which was promulgated by the National People’s Congress on September 10, 1980 and became effective on the same day, which was amended on October 31, 1983, August 30, 1999, October 27, 2005, June 29, 2007 and December 29, 2007, respectively; and the Implementation Measures on the Laws of the People’s Republic of China on Individual Income Tax, which was promulgated by the State Council on January 28, 1994 and became effective on the same day, which was amended on December 19, 2005 and February 18, 2008, respectively. Further, The Ministry of Finance and/or the State Administration of Taxation promulgated a series of regulations and notices specifically addressing the taxation of warrants, including but not limited to the Circular on Issues concerning the Collection of Individual Income Tax on Income Derived from Individual Stock Options promulgated on March 28, 2005 and effective on July 1, 2005, the Supplementary Notice regarding Issues relating to Individual Income Tax on Income Derived from Individual Stock Options promulgated on September 30, 2006 and became effective on the same day, and the Notice regarding Issues relating to Individual Income Tax relating to Stock Incentive promulgated on August 24, 2009 and effective on the same day (collectively, “Relevant Tax Rules”).

The subsidiaries and affiliates of our Company in the PRC are required by Relevant Tax Rules to submit relevant documents and materials relating to the 2009 Non-U.S. Plan to their competent tax administration authorities for filing.

Under Relevant Tax Rules, except as otherwise required, service providers are generally not taxed on the grant of a warrant. The service provider is taxed on the exercise of the warrant on the difference between the warrant’s exercise price and the fair market value of the company’s common stock as his/her “wages or salaries”. If the service provider sells the warrant before exercising it, he/she shall be taxed on the net income he/she receives. When calculating the taxes to be levied, the taxable income, i.e., the proceeds received on exercise, could be divided by the number of months the service provider actually works for his/her employer, with the maximum of 12 months; and the taxes that shall be levied in each month are calculated at a progressive tax rate ranging from 5% to 45% of the taxable income. The tax rate applicable to the proceeds received on exercise of the warranties may be calculated independently from the service providers’ other wages. However, if (i) the service provider is not the employee of our Company, or the first tier or the second tier subsidiary of our Company in which our Company holds at least 30% of all the equity interests; or (ii) the subsidiaries and affiliates of our Company in the PRC fail to make the required filing with competent tax authorities, the taxable income cannot be divided by the number of months the service provider actually works for his/her employer when calculating the taxes to be levied.

If the warrant received by the service provider can be traded publicly, the service provider shall be deemed to have received assets with determinable value when the warrant is granted, and thus such service provider shall be taxed in the month in which the warrant is granted at the progressive tax rate ranging from 5% to 45% on the difference between the warrant purchase price (if any) and the fair market value of such warrant.

If the service provider retains the company’s common stock after exercise, future dividends are taxed upon receipt as his/her “interest, dividend or bonus” and at a rate of 20% and future sales of the common stock are taxed at the time of sale at a rate of 20% of the appreciated value following exercise. Stock appreciation rights are subject to identical tax treatment.

Tax Withholding

As and when appropriate, our Company shall have the right to require each warrantee purchasing shares of Common Stock and each grantee receiving an award of shares of Common Stock under the 2009 Non-U.S. Plan to pay and to withhold form the proceeds of any exercise of such award any taxes required by the law of the nation in which the grantee provides services to our Company or one of our subsidiaries or affiliates.

Potential Effect of Circular 78

On April 6, 2007, the State Administration of Foreign Exchange for the People’s Republic of China (“SAFE”) issued the “Operating Procedures for Administration of Domestic Individuals Participating in the Employee Stock Ownership Plan or Stock Option Plan of An Overseas Listed Company,” also known as “Circular 78.” It is not clear whether Circular 78 covers all forms of equity compensation plans or only those which provide for the granting of stock options. For any plans which are so covered and are adopted by a non-PRC listed company after April 6, 2007, Circular 78 requires all participants who are PRC citizens to register with and obtain approvals from SAFE prior to their participation in the plan. In addition, Circular 78 also requires PRC citizens to register with SAFE and make the necessary applications and filings if they participated in an overseas listed company’s covered equity compensation plan prior to April 6, 2007. Circular 78 may require our officers and directors who receive option grants and are PRC citizens to register with SAFE. We believe that the registration and approval requirements contemplated in Circular 78 will be burdensome and time consuming. If it is determined that any of our equity compensation plans are subject to Circular 78, failure to comply with such provisions may subject us and participants of our equity incentive plan who are PRC citizens to fines and legal sanctions and prevent us from being able to grant equity compensation to our PRC employees. In that case, our ability to compensate our employees and directors through equity compensation would be hindered and our business operations may be adversely affected.

Grants Under the 2009 Non-U.S. Plan

Future Grants

The grant of warrants and other awards under the 2009 Non-U.S. Plan is discretionary, and except to the extent indicated above, we cannot determine now the specific number or type of warrants or awards to be granted in the future to any particular person or group. Any such grants of warrants or other awards would be made in the sole discretion of the Compensation Committee in such amounts and to such persons as it deemed appropriate. Grants under the 2009 Non-U.S. Plan are subject to, among other things, applicable law including any required registration in the PRC.

Aggregate Past Grants

As of April 13, 2010, awards covering 2,525,000 shares of our Common Stock had been granted under the 2009 Non-U.S. Plan. This amount includes 1,650,000 shares subject to awards of warrants and 875,000 shares granted as stock awards. The following table shows information regarding the distribution of these awards among the persons and groups identified below:

Name or Category	Number of Shares Subject to Awards of Warrants	Number of Shares Granted as Stock Awards
All current Executive Officers as a group	600,000	350,000
Non-Executive Directors as a Group	0	125,000
Nominees for election as Directors:
Drew Bernstein	0	0
Eric Wei	0	125,000
Shi Mingsheng	0	175,000
Each other person who received or is to receive 5% of such options, warrants or rights*:
Peter Sun General Manager, NeoStem (China)	600,000	0
Daisy Tai Shiaowen Vice President, Administration	500,000	0
Chris Peng Mao Director of Asian Expansion & Strategic Development	300,000	300,000
All employees, including all current officers who are not executive officers, as a group	800,000	300,000

*	Based on 5% of the 8,700,000 shares that would be authorized for issuance under the 2009 Non-U.S. Plan if this Proposal 3 attains stockholder approval.

Securities Issuable Pursuant to NeoStem’s Equity Compensation Plans

For information relevant to securities issuable pursuant to our equity compensation plans, please see the table set forth under the caption “Securities Issuable Pursuant to NeoStem’s Equity Compensation Plans,” included in the discussion of Proposal 2, above.

Vote Required

The affirmative vote of a majority of the votes cast in person or by proxy is required to approve Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY
VOTE “FOR” PROPOSAL 3.

PROPOSAL 4

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010

Background; Change of the Company’s Independent Accountant

The Audit Committee of our Board of Directors (the “Audit Committee”) has appointed Deloitte & Touche LLP (“Deloitte & Touche”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2010. Our Board is submitting this appointment to our stockholders for ratification.

Holtz Rubenstein Reminick LLP (“Holtz Rubenstein Reminick”) served as the Company’s independent registered public accounting firm since 2003. On March 11, 2010, the Audit Committee determined that Holtz Rubenstein Reminick would not be appointed as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2010. Accordingly, Holtz Rubenstein Reminick’s engagement as the Company’s independent registered public accounting firm ended on March 31, 2010 after the completion by Holtz Rubenstein Reminick of its audit of our financial statements for the fiscal year ended December 31, 2009 and the filing with the Securities and Exchange Commission of our Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009. On March 11, 2010, the Audit Committee also approved the change in accountants. On that date, upon the recommendation and approval by the Audit Committee, Deloitte & Touche was engaged to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Holtz Rubenstein Reminick’s report on our Company’s financial statements for the fiscal years ended December 31, 2009 and December 31, 2008 did not contain any adverse opinion or any disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During our Company’s fiscal years ended December 31, 2009 and December 31, 2008 and the subsequent interim period through March 31, 2010, our Company had no disagreements with Holtz Rubenstein Reminick on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Holtz Rubenstein Reminick, would have caused it to make reference to the subject matter of the disagreements in its reports for such years. During the fiscal years ended December 31, 2009 and December 31, 2008, and the subsequent interim period through March 31, 2010, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K.

During the Company’s fiscal years ended December 31, 2009 and December 31, 2008, and the subsequent interim period through March 31, 2010, the Company did not consult with Deloitte & Touche regarding either of the following: (1) the application of accounting principles to any specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and Deloitte & Touche did not provide a written report or oral advice on any accounting, auditing or financial reporting issue that Deloitte & Touche concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (2) any matter that was either subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a “reportable event,” as defined in Item 304(a)(1)(v) of Regulation S-K.

It is intended that the persons named in the accompanying proxy will vote for the ratification of the appointment of Deloitte & Touche.

Representatives of each of Holtz Rubenstein Reminick and Deloitte & Touche are expected to attend the Annual Meeting, to have an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

ACCOUNTING FEES AND OTHER ACCOUNTING MATTERS

The following is a summary of the fees billed or expected to be billed to us by Holtz Rubenstein Reminick for professional services rendered for the fiscal years ended December 31, 2009 and December 31, 2008:

Fee Category	Fiscal 2009 Fees	Fiscal 2008 Fees
Audit Fees(1)	$391,800	$104,000
Audit-Related Fees(2)	$206,200	$100,335
Tax Fees(3)	$18,900	$19,800
All Other Fees(4)	$—	$—
Total Fees	$616,900	$224,135

(1)	Audit Fees consist of aggregate fees billed or expected to be billed for professional services rendered for the audit of the Company’s annual consolidated financial statements included in the Company’s Annual Reports on Form 10-K and review of the interim consolidated financial statements included in Quarterly Reports on Form 10-Q or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the fiscal years ended December 31, 2009 and December 31, 2008, respectively.
(2)	Audit-Related Fees consist of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” Such services include review of Form 8-K, S-1 and S-3 filings (and related correspondence with the SEC), agreed upon procedures in connection with the Company’s Merger and related transactions and review of the related S-4 filing, and research into various accounting issues.
(3)	Tax Fees consist of aggregate fees billed or expected to be billed for professional services rendered for tax compliance, tax advice and tax planning. These fees related to preparation of the Company’s federal and state income tax returns and other tax compliance activities.
(4)	All Other Fees consist of aggregate fees billed for products and services provided by Holtz Rubenstein Reminick LLP, other than those disclosed above.

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent auditors and approves in advance any services to be performed by the independent auditors, whether audit-related or not. The Audit Committee reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent auditors. All of the fees shown above were pre-approved by the Audit Committee.

Vote Required

The affirmative vote of a majority of the votes cast in person or by proxy is required to approve Proposal 4.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY
VOTE “FOR” PROPOSAL 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the number of shares of our Common Stock beneficially owned as of April 13, 2010 by:

•	each of our current executive officers;
•	each of our current directors;
•	all of our current directors and executive officers as a group; and
•	each person who is known by us to beneficially own 5% or more of our Common Stock.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person possesses sole or shared voting or investment power. Shares of our Common Stock that may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days after the date indicated in the table are deemed beneficially owned by the optionees or warrant holders. Unless otherwise indicated, and subject to any applicable community property laws, to our knowledge the persons or entities named in the table below have sole voting and investment power with respect to all shares indicated as beneficially owned by them.

Unless otherwise indicated, the address of the beneficial owner is c/o NeoStem, Inc., 420 Lexington Avenue, Suite 450, New York, NY 10170.

As of April 13, 2010, there were 43,947,142 shares of Common Stock outstanding. As of such date, the directors and executive officers of the Company collectively owned beneficially approximately 59% of the outstanding shares.

Number and Percentage of Shares of Common Stock Owned

Name and Address of Beneficial Holder	Number of Shares Beneficially Owned		Percentage of Common Stock Beneficially Owned
Robin L. Smith, MD Chief Executive Officer and Chairman of the Board	2,430,333	(1)	5.4%
Catherine M. Vaczy Vice President and General Counsel	797,148	(2)	1.8%
Larry A. May Vice President and Chief Financial Officer	302,253	(3)	0.7%
Alan G. Harris Vice President of Drug Development and Regulatory Affairs	56,250	(4)	0.1%
Anthony M. Salerno Vice President of Strategy Development and Academic Affairs	0		0%
Teresa L. Lepore Vice President of Sales and Marketing	50,000	(5)	0.1%
Christopher C. Duignan Vice President of Finance	50,000	(6)	0.1%
Peter Sun General Manager, NeoStem (China)	0		0%
Richard Berman Director	240,751	(7)	0.5%
Steven S. Myers Director	786,103	(8)	1.8%
Drew Bernstein Director	200,000		0.5%
Edward C. Geehr, MD Director	0		0%
Eric H.C. Wei Director	26,409,874	(9)(10)	46.3%
RimAsia Capital Partners, L.P. RimAsia Capital Partners GP, L.P. RimAsia Capital Partners GP, Ltd. 1807 Harbour Centre 25 Harbour Road Wanchai Hong Kong	26,409,874	(10)	46.3%
Shi Mingsheng Director of the Company and Chairman of the Board, Erye	4,465,770	(11)(13)	9.9%
Madam Zhang Jian, General Manager, Erye	4,465,770	(12)(13)	9.9%
Fullbright Finance Limited (“Fullbright”) Suite 1307, Tongmei Center 43 East Queen’s Road Wanchai Hong Kong	4,290,770	(13)	9.5%
Enhance BioMedical Holdings Limited (“Enhance”) 6555 Bo Yuan Road Shanghai, 201804 PRC	8,000,000	(14)	16.7%
All Directors and Executive Officers as a group (fifteen persons)	35,963,482	(15)	59.0%

The address for each officer and director is c/o NeoStem, Inc., 420 Lexington Avenue, Suite 450, New York, NY 10170.

(1)	Includes (i) options to purchase up to 1,328,678 shares of or common stock which are exercisable within 60 days of April 13, 2010 and (ii) warrants to purchase up to 128,972 shares of our common stock which are exercisable within 60 days of April 13, 2010.
(2)	Includes (i) options to purchase up to 452,955 shares of our common stock which are exercisable within 60 days of April 13, 2010 and (ii) warrants to purchase up to 9,500 shares of our common stock which are exercisable within 60 days of April 13, 2010.
(3)	Includes (i) options to purchase up to 260,584 shares of our common stock which are exercisable within 60 days of April 13, 2010 and (ii) 51 shares of our common stock owned by Mr. May’s wife.
(4)	Includes options to purchase up to 50,000 shares of our common stock which are exercisable within 60 days of April 13, 2010.
(5)	Includes options to purchase up to 50,000 shares of our Common Stock which are exercisable within 60 days of April 13, 2010.
(6)	Includes options to purchase up to 50,000 shares of our Common Stock which are exercisable within 60 days of April 13, 2010.
(7)	Includes (i) options to purchase up to 149,387 shares of our common stock which are exercisable within 60 days of April 13, 2010 and (ii) warrants to purchase up to 11,364 shares of our common stock which are exercisable within 60 days of April 13, 2010.
(8)	Includes (i) options to purchase up to 149,387 shares of common stock which are exercisable within 60 days of April 13, 2010 and (ii) warrants to purchase up to 22,728 shares of common stock which are exercisable within 60 days of April 13, 2010.
(9)	Eric H.C. Wei was appointed to our Board of Directors on October 30, 2009, upon consummation of the Merger.
(10)	Includes (i) 22,409,874 shares of our common stock, 9,086,124 of which are issuable upon the conversion of 8,177,512 shares of Series C Convertible Preferred Stock held by RimAsia Capital Partners, L.P. and (ii) warrants to purchase up to 4,000,000 shares of our common stock which are exercisable within 60 days of April 13, 2010. These shares are held by RimAsia Capital Partners, L.P., a Cayman Islands exempted limited partnership (“RimAsia”). RimAsia Capital Partners GP, L.P., a Cayman Islands exempted limited partnership (“RimAsia GP”), is the general partner of RimAsia. RimAsia Capital Partners GP, Ltd., a Cayman Islands exempted company (“RimAsia Ltd.”), is the general partner of RimAsia GP. Mr. Wei, one of our directors, is the sole director of RimAsia Ltd. RimAsia, RimAsia GP, RimAsia Ltd. and Mr. Wei have the sole power to vote and dispose of our common stock held by RimAsia.
(11)	Mr. Shi is the Chairman of the Board of Erye, a principal shareholder of EET and a director of the Company.
(12)	Madam Zhang is the General Manager of Erye and a principal shareholder of EET
(13)	Fullbright is a corporation organized under the laws of the British Virgin Islands and is majority owned by Mr. Shi and Madam Zhang who have shared power to vote and dispose of the shares of our common stock held by Fullbright and, as a result, may be deemed to beneficially own the shares of our common stock held by Fullbright. The table reflects 2,080,000 shares of our common stock that were pledged to us in connection with the Merger.
(14)	Enhance is a Shanghai corporation and a subsidiary of Enhance Holding Corporation. This number includes warrants to purchase up to 4,000,000 shares of our common stock which are exercisable within 60 days of April 13, 2010.
(15)	See footnotes 1 – 9, 11 and 12. Includes shares and exercisable rights owned by Fullbright Finance Limited and RimAsia Capital Partners set forth in footnotes 10 and 13.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, all of the shares of common stock, par value $.01 per share, of CBH (“CBH Common Stock”), issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”), were converted into the right to receive, in the aggregate, 7,150,000 shares of our Common Stock. Additionally, subject to the cancellation of outstanding warrants to purchase shares of CBH Common Stock held by RimAsia (a beneficial holder of more than 5% of our voting securities), and the sole holder of shares of Series B Convertible Preferred Stock, par value $0.01 per share, of CBH (“CBH Series B Preferred Stock”), all of the shares of CBH Series B Preferred Stock issued and outstanding immediately prior to the Effective Time were converted into the right to receive, in the aggregate, (i) 6,458,009 shares of our common stock (having an approximate value of $12,270,217 as of the Effective Time) and (ii) 8,177,512 shares of our Series C Preferred Stock (having an approximate value of $17,263,600 as of the Effective Time), each with a liquidation preference of $1.125 per share and convertible into 9,086,124 shares of our common stock at an initial exercise price of $0.90.

For assistance in effecting the Merger, 125,000 shares of our common stock (having an approximate value of $237,500) were issued to EET, the holder of a 49% interest in Erye. In addition, an aggregate of 203,338 shares of our common stock (having an approximate value of $386,350) were issued to Shi Mingsheng (an officer and director of Erye and the majority shareholder of EET and nominated as our director) and Madam Zhang Jian (an officer and director of CBH, an officer of Erye and a significant shareholder of EET).

As a result of the Merger, we own 51% of Erye, and EET owns the remaining 49% ownership interest. In connection with the Merger, we and EET negotiated a revised joint venture agreement which will govern our respective rights and obligations with respect to Erye. Pursuant to the terms and conditions of the revised joint venture agreement, dividend distributions to EET and NeoStem will be made in proportion to their respective ownership interests in Erye; provided, however, that for the three-year period commencing on the first day of the first fiscal quarter after the joint venture agreement becomes effective, (i) 49% of undistributed profits (after tax) will be distributed to EET and lent back to Erye by EET for use by Erye in connection with the construction of a new plant for Erye; (ii) 45% of the net profit (after tax) will be provided to Erye as part of the new plant construction fund, which will be characterized as paid-in capital for our 51% interest in Erye; and (iii) 6% of the net profit will be distributed to us directly for our operating expenses. In the event of the sale of all of the assets of Erye or liquidation of Erye, we will be entitled to receive the return of such additional paid-in capital before distribution of Eyre’s assets is made based upon the ownership percentages of NeoStem and EET, and upon an initial public offering of Erye which raises at least 50,000,000 RMB (or approximately U.S. $7,300,000), we will be entitled to receive the return of such additional paid-in capital.

In connection with the Merger, the exercise price of certain of our outstanding warrants was reduced. Certain of our executive officers and directors held warrants to purchase our common stock at $8.00 per share, and following the Merger, the exercise price of such warrants was reduced to approximately $6.18 per share. These warrants are held by our Chairman and CEO — Robin L. Smith (25,427), our Vice President and General Counsel — Catherine M. Vaczy (2,000), and our directors — Richard Berman (11,364) and Steven Myers (22,728). Certain stock options were also re-priced. For a description of the repricing of certain employee stock options, please see the discussion under the caption “Outstanding Equity Awards at Fiscal Year-End — The Repricing,” below.

In connection with the Merger, each of the then officers and directors of CBH, and each of RimAsia (then a beneficial holder of more than 5% of our voting securities), Erye and EET, as well as certain holders of CBH Common Stock at the Effective Time, entered into a lock-up and voting agreement, pursuant to which they agreed to vote their shares of CBH Common Stock in favor of the Merger and to the other transactions contemplated by the Merger Agreement and agreed not to sell their CBH Common Stock and/or our common stock from November 2, 2008 through the expiration of the six-month period immediately following the consummation of the Merger. Similarly, our officers and directors entered into a lock-up and voting agreement, pursuant to which they agreed to vote their shares of our common stock in favor of the Merger and to the other transactions contemplated by the Merger Agreement and agreed not to sell their shares of our common stock during the same period.

Robin L. Smith, our Chairman and Chief Executive Officer, and Steven Myers, a member of our Board of Directors and a member of each of our Audit Committee, our Compensation Committee and our Nominating and Governance Committee (of which Nominating and Governance Committee Mr. Myers became Chairman in March 2009), were holders of CBH Common Stock at the time. Dr. Smith was the beneficial owner of 389,966 shares of CBH Common Stock that were acquired commencing in 2005. Mr. Myers was the beneficial owner of 285,714 shares of CBH Common Stock that were acquired in 2005. Accordingly, a special committee of the Company’s Board of Directors (comprised of Mark Weinreb, Richard Berman and Joseph Zuckerman) approved on behalf of the Company the execution of the Merger agreement and the transactions contemplated thereby. Based on the $2.03 closing price of our common stock on September 18, 2009 and the conversion of CBH Common Stock into our Common Stock in the Merger, the approximate transaction value of the holdings in CBH of each of Dr. Smith and Mr. Myers was $152,126 and $111,457, respectively.

In our private placement of units in November 2008, Fullbright (then a beneficial holder of more than 5% of our voting securities), a corporation organized in the British Virgin Islands, and the principal shareholders of which are Madam Zhang Jian, then an officer and director of CBH and an officer of Erye, Shi Mingsheng, then an officer and director of CBH, a director of Erye and Chairman of Fullbright purchased 400,000 units for an aggregate consideration of $500,000. The per unit price was $1.25 and each unit was comprised of one share of our common stock and one redeemable five-year warrant to purchase one share of our common stock at a purchase price of $1.75 per share. In connection with Fullbright’s purchase of the units, EET, the principal shareholders of which are also the principal shareholders of Fullbright, borrowed $500,000 from RimAsia. The Company understands that in connection with Fullbright’s borrowing from RimAsia, the units acquired by Fullbright were pledged to RimAsia as collateral and subsequently, to the Company. Further, in our June/July 2009 private placement, Fullbright acquired, for a purchase price of $800,000, 64,000 shares of our Series D Stock, together with warrants to purchase 640,000 shares of our common stock; the Company understands that all securities purchased by Fullbright in the June/July 2009 Private Placement were pledged to RimAsia and subsequently, to the Company.

On February 25, 2009 and March 6, 2009, respectively, we issued promissory notes (the “Notes”) to RimAsia (then a beneficial holder of more than 5% of our voting securities) in the principal amounts of $400,000 and $750,000, respectively. The Notes had an interest rate of 10% per annum and were due and payable on October 31, 2009 or earlier, in the event we raised over $10 million through an equity financing.

In April 2009, RimAsia (then a beneficial holder of more than 5% of our voting securities) purchased our Series D Convertible Redeemable Preferred Stock and warrants for aggregate consideration of $5,000,000. A portion of the proceeds were used to repay the principal and interest on the Notes issued to RimAsia in February and March 2009 and certain other costs advanced by RimAsia in connection with our expansion activities in China. Mr. Wei, now our director, is managing partner of RimAsia.

On April 23, 2009, we entered into a Consulting Agreement with Shandong Life Science and Technology Research Institute (“SLSI”), of which Ms. Cai Jianqian is President. Ms. Cai is the mother of then CBH Chief Executive Officer Chris Peng Mao. Ms. Cai also was CBH stockholder at the time we entered into the Consulting Agreement. Pursuant to the Consulting Agreement, Ms. Cai agrees to provide consulting services to us in the area of business development, strategic planning and government affairs in the healthcare industry in the PRC. In return for the consulting services, we have agreed to pay SLSI an annual fee of $100,000 and we issued SLSI 250,000 warrants under our 2009 Non-U.S. Plan, to become exercisable over approximately a two year period. In addition, in connection with expanding our relationship with SLSI in July 2009, we agreed to grant to SLSI an additional 100,000 shares under the 2009 Non-U.S. Plan (having an approximate value of $204,000). Grants under the 2009 Non-U.S. Plan will be subject to, among other things, applicable law including any required registration in the PRC.

On April 30, 2009 the Company entered into a License and Referral Agreement with Promethean Corporation (“Promethean”) through its subsidiary Ceres Living, Inc. (“Ceres”) to use certain Company marks and publications in connection with certain sales and marketing activities relating to its nutritional supplement known as AIO Premium Cellular (the “Product”); and in connection with the license, Ceres will pay to our Company or the Stem for Life Foundation specified fees for each unit of the Product sold; and

Ceres shall engage in a referral service with respect to our Company’s adult stem cell collection and storage activities. Ceres will receive a specified fee from our Company for each client referred who completes and pays for a stem cell collection. The term of the agreement is three years with each party having the right to renew annually, thereafter. The CEO of Promethean is in an exclusive relationship with the CEO of our Company. Our Company has earned $6,320 in royalties in connection with this agreement

In June 2009, we signed an agreement (the “Network Agreement”) with Enhance BioMedical Holdings Limited (“Enhance BioMedical”), a Shanghai corporation and beneficial owner of approximately 16.7% of our common stock, to develop a stem cell collection and treatment network using our proprietary stem cell technologies in Shanghai and Taiwan, as well as the Chinese provinces of Jiangsu, Zhejiang, Fujian, Anhui and Jiangxi. Enhance BioMedical is a subsidiary of Enhance Holding Corporation, a multinational conglomerate with successful businesses in various market sectors including healthcare. Enhance BioMedical invested $5 million in our April 2009 private placement. Under the Network Agreement, Enhance BioMedical has the exclusive rights to utilize our proprietary adult stem cell technologies identified by us from time to time to provide adult stem cell services and therapies in the Asian territory. We agreed to provide training to Enhance BioMedical staff in the proprietary knowledge, technology and operating procedures needed to provide Enhance BioMedical clients with these services. In return, we will receive a technical assistance fee. We also will be entitled to a stated royalty on gross revenues generated by Enhance BioMedical from providing the NeoStem stem cell services for the duration of the renewable 10-year Network Agreement and also may receive other fees in connection with assisting in the launching of the network that we estimate will have a value in excess of $120,000.

On July 1, 2009, we, CBH, CBC and RimAsia, which, at the time was a significant stockholder of ours and CBH, entered into a Funding Agreement pursuant to which RimAsia agreed to supply additional funding to both us and CBH in an amount up to $1.6 million. Pursuant to the terms of the Funding Agreement such amount would be deemed settled upon the receipt by RimAsia of certain Merger consideration. RimAsia received a total of 6,458,009 shares of our common stock and 8,177,512 shares of our Series C Convertible Preferred Stock in the Merger, each with a liquidation preference of $1.125 and convertible into shares of our common stock at an initial conversion price of $.90, which satisfied our obligations under the Funding Agreement.

At December 31, 2009, Erye owed EET $7,234,293. Included in the amount owed to EET are:

•	Dividends paid to EET and loaned back to Erye amounting to $7,692,265 and accrued interest of $334,988 (the interest rate on this loan is 5.31%),
•	A second note related to a 2008 loan in the amount of $409,997,
•	Advances to EET of $1,026,965, and
•	A receivable due from EET of $175,992.

The 2008 note is a non-interest bearing note. Total interest for the two months that the Company owned Erye amounted to $68,077.

NEOSTEM EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation of our Chief Executive Officer and the three other most highly compensated executive officers, for services as executive officers for the last two fiscal years.*

Summary Compensation Table

Name and Principal Function	Year	Salary		Bonus		Stock Awards(1)		Option Awards(1)		All Other Compensation		Total Compensation
Robin Smith, Chief Executive Officer	2009	$302,500		$275,000	(2)	$1,236,250	(3)	$3,322,252	(4)	$30,378	(5)	$5,166,380
	2008	$261,893	(6)	$250,000	(7)	$—		$192,315	(8)	$23,528	(9)	$727,736
Mark Weinreb, former President*	2009	$209,000		$40,000		$—		$499,154	(10)	$26,804	(11)	$744,958
	2008	$210,000		$30,000		$—		$192,315	(12)	$32,167	(13)	$464,482
Catherine Vaczy, Vice President and General Counsel	2009	$177,722		$55,000		$327,750	(14)	$954,610	(15)	$18,921	(16)	$1,534,003
	2008	$167,722	(17)	$10,000	(18)	$—		$61,636	(19)	$11,500	(20)	$250,858
Larry May, Vice President and Chief Financial Officer	2009	$165,000		$12,500		$—		$381,330	(21)	$9,000	(22)	$567,830
	2008	$165,000	(22)	$—		$—		$61,636	(24)	$9,000	(22)	$235,636

*	Mr. Weinreb resigned as our President effective October 2, 2009. For a description of the Separation Agreement and General Release entered into between NeoStem and Mr. Weinreb, please see the discussion under the heading “Mark Weinreb — President through October 2, 2009,” below.
(1)	Amounts shown under “Stock Awards” and “Option Awards” represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, in accordance with new SEC rules. In prior years, the applicable rules required disclosure of the dollar amount recognized for financial statement purposes. Accordingly, the amounts in the Option Awards column for 2008 have been revised to conform to the new disclosure requirements. No stock awards were granted in 2008. All stock awards, option awards and other shares discussed in this table were issued under the Company’s 2003 Equity Participation Plan or 2009 Equity Compensation Plan with a per share price generally equal to the fair market value of a share of common stock on the date of grant.
(2)	On October 1, 2009, Dr. Smith earned a bonus of $275,000. To help conserve cash, she elected to defer receiving a total payment of the bonus. In November 2009, we paid Dr. Smith $50,000 of this bonus, in February 2010, $125,000 was paid and the remainder remains deferred. We recognized this bonus as compensation in 2009 and $225,000 is reflected on our balance sheet at December 31, 2009 as an accrued liability.
(3)	In 2009, Dr. Smith was granted the following stock awards which were fully vested upon grant unless otherwise stated: 25,000 shares of our common stock with a per share price of $1.95 on May 21, 2009, 500,000 shares of our common stock with a per share price of $1.71 (for which we agreed to pay total withholding taxes) on July 8, 2009 which were vested as to 300,000 shares on grant and will vest as to the remaining 200,000 shares upon achievement of a specific business milestone and 175,000 of common stock with a per share price of $1.90 (for which we agreed to pay total withholding taxes) on October 30, 2009 upon closing of the Merger.
(4)	In 2009, Dr. Smith was granted the following options: On May 21, 2009, options to purchase 100,000 shares of our common stock at an exercise price of $1.95 per share which was vested in its entirety on the date of grant; on July 8, 2009 options to purchase 500,000 shares of our common stock at an exercise price of $1.71 per share which vested as to 250,000 shares on the date of grant and 250,000 upon the achievement of a business milestone which was achieved upon consummation of the Merger; on October 29, 2009 options to purchase 750,000 shares of our common stock at an exercise price of $2.04 per share and scheduled to vest as to 250,000 upon the achievement of a specific business milestone, 250,000 on July 8, 2010 and 250,000 on July 8, 2011; on October 30, 2009 options to purchase 229,678 shares of our common stock at an exercise price of $1.90 per share which vested in its entirety on the date of grant; on November 4, 2009 options to purchase 200,000 shares of common stock at an exercise price of $1.66 per share granted under the Director Compensation Plan, which vests as to one-third on each one year anniversary of the date of grant. Includes $17,140 attributable to a total of 374,000 options that were subject to the Repricing (as hereinafter defined).
(5)	Consisted of (i) a car allowance of $12,000 and (ii) approximately $12,500 paid by us on behalf of Dr. Smith for life insurance.
(6)	To conserve cash, Dr. Smith agreed to accept shares of our common stock in lieu of salary. Of the amount shown for salary in 2008, $50,000 was paid to Dr. Smith through the issuance of 16,574 shares of our common stock with a per share price equal to $1.70 (net of shares in payment of applicable withholding taxes), and $24,437.50 was paid through the issuance of 33,941 shares of our common stock with a per share price equal to $0.72 (for which we agreed to pay total withholding taxes).
(7)	On October 1, 2008, Dr. Smith earned a bonus of $250,000. To help conserve cash, she elected to defer receiving payment of the bonus. We recognized this bonus as compensation in 2008 and it is reflected on the balance sheet as an accrued liability. In April 2009, Dr. Smith distributed $25,000 of this bonus to Ms. Vaczy and by June 30, 2009, Dr. Smith had been paid the balance of $225,000.
(8)	In 2008, Dr. Smith was awarded the following options: on February 27, 2008, options to purchase 120,000 shares of our common stock at an exercise price of $1.63 per share, 90,000 of which vested during 2008 and 30,000 of which are scheduled to vest upon the achievement of a business milestone which was achieved upon consummation of the Merger; on October 31, 2008 options to purchase 5,000 shares of our common stock at an exercise price of $1.13 per share, all of which vested during 2008.
(9)	Consisted of (i) a car allowance of $11,000 and (ii) approximately $12,500 paid by us on behalf of Dr. Smith for life insurance.
(10)	On May 21, 2009, Mr. Weinreb was granted options to purchase 100,000 shares of our common stock at an exercise price of $1.95 which vested in their entirety on the date of grant. Pursuant to Mr. Weinreb’s Separation Agreement and General Release, Mr. Weinreb’s outstanding options were repriced (based on the terms of the Repricing) and the term was modified and this includes $304, 254 attributable to such actions.
(11)	Consisted of (i) a car allowance of $13,000 and (ii) approximately $13,800 paid by us on behalf of Mr. Weinreb for disability, life and long-term care insurance.
(12)	In 2008, Mr. Weinreb was awarded the following options: on February 27, 2008, options to purchase 120,000 shares of our common stock at an exercise price of $1.63 per share, 70,000 of which vested during 2008 and 50,000 of which were scheduled to vest upon the achievement of business milestones; on October 31, 2008 options to purchase 5,000 shares of our common stock at an exercise price of $1.13, all of which were scheduled to vest upon the achievement of a business milestone.
(13)	Consisted of (i) a car allowance of $12,000 and (ii) approximately $20,100 paid by us on behalf of Mr. Weinreb for disability, life and long-term care insurance.
(14)	In 2009, Ms. Vaczy was awarded the following stock awards: on July 8, 2009, 25,000 shares of our common stock with a per share price of $1.71 (for which we agreed to pay total withholding taxes) and on October 30, 2009 150,000 shares of common stock with a per share price of $1.90 (for which we agreed to pay total withholding taxes) upon consummation of the Merger.
(15)	In 2009, Ms. Vaczy was awarded the following options: on May 21, 2009, options to purchase 75,000 shares of common stock at an exercise price of $1.95 per share which vested in their entirety on the date of grant; on July 8, 2009 options to purchase 200,000 shares of common stock at an exercise price of $1.71 per share which vested as to 100,000 on the date of grant and 100,000 upon shareholder approval of the Merger; on October 29, 2009 upon shareholder approval of Merger options to purchase 100,000 shares of common stock at an exercise price of $2.04 per share and which vest in their entirety on the first anniversary of signing of her employment extension agreement; on October 30, 2009 options to purchase 53,955 shares of our common stock at an exercise price of $1.90 per share which vested in their entirety on the date of grant; on November 4, 2009 options to purchase 100,000 shares of our common stock at an exercise price of $1.66 per share which vest as to one-third of the shares on each one year anniversary of the date of grant. Includes $3,444 attributable to a total of 71,000 options that were subject to the Repricing.
(16)	Consisted of (i) a car allowance per Ms. Vaczy’s employment agreement with us of approximately $13,000 and (ii) approximately $5,900 for club membership dues.

(17)	To conserve cash, Ms. Vaczy agreed to accept shares of common stock in lieu of salary. Of the amount shown for salary in 2008, $11,250 was paid to Ms. Vaczy through the issuance of 3,729 shares of our common stock with a per share price equal to $1.70 per share (net of shares in payment of applicable withholding taxes), and $10,578.50 was paid through the issuance of 14,692 shares of common stock with a per share price equal to $0.72 per share (for which we agreed to pay total withholding taxes).
(18)	See Note 7.
(19)	In 2008, Ms. Vaczy was granted the following options: on February 27, 2008, options to purchase 36,000 shares of common stock at an exercise price of $1.63 per share, 10,000 of which vested during 2008 and 26,000 of vested upon the achievement of a business milestone; on October 31, 2008 options to purchase 5,000 shares of common stock at an exercise price of $1.13 per share, all of which vested during 2008.
(20)	Consisted of a car allowance per Ms. Vaczy’s employment agreement with us.
(21)	In 2009, Mr. May was awarded the following options: on October 29, 2009 options to purchase 150,000 shares of common stock at an exercise price of $2.04 per share which vested in their entirety on the date of grant; on October 30, 2009 options to purchase 41,476 shares of our common stock at an exercise price of $1.90 per share, of which 34,804 vested in their entirety on the date of grant and 7,392 vest upon the achievement of a specific business milestone. Includes $3,645 attributable to a total of 55,500 options that were subject to the Repricing.
(22)	Consisted of a car allowance per Mr. May’s employment agreement with us.
(23)	To conserve cash Mr. May agreed to accept shares of common stock in lieu of salary. Of the amount shown for salary in 2008, $10,687.50 was paid to Mr. May through the issuance of 14,844 shares of our common stock with a per share price equal to $.72 per share (for which we agreed to pay total withholding taxes).
(24)	On February 27, 2008, Mr. May was granted options to purchase 36,000 shares of our common stock at an exercise price of $1.63 per share, 10,000 of which vested during 2008 and 26,000 of which were scheduled to vest upon the achievement of a business milestone. On October 31, 2008 he was granted options to purchase 5,000 shares of our common stock at an exercise price of $1.13 per share, all of which vested during 2008.

EMPLOYMENT AGREEMENTS AND EQUITY GRANTS

Employment Agreements

This section contains a description of the employment agreements we have (or had during the years ended December 31, 2008 and 2009) with the officers named in the Summary Compensation Table. The descriptions to follow provide further information about the compensation that is shown in the Summary Compensation Table for these officers. They also give you information about payments that could be received by these officers under certain circumstances at such time as their employment ends with us, for example, certain severance arrangements. All numbers in the descriptions have been adjusted (as appropriate) to reflect both the one-for-ten reverse stock split which was effective as of August 31, 2006 and the one-for-ten reverse stock split which was effective as of August 9, 2007.

The employment agreements for members of our management (including Messrs. May and Weinreb and Ms. Vaczy but excluding the Chief Executive Officer) expired between December 31, 2008 and January 19, 2009. However, we have continued to compensate these individuals based on their base salary, stated bonus and employee benefits that would otherwise be due to such individuals under such agreements and effective July 8, 2009, Ms. Vaczy’s employment agreement was extended subject to certain different and additional terms and she further received a salary increase to $191,000 by action of the Compensation Committee on October 29, 2009. Mr. Weinreb resigned as our President effective October 2, 2009. For a description of the Separation Agreement and General Release entered into between us and Mr. Weinreb, please see the discussion under the heading “Mark Weinreb — President through October 2, 2009,” below.

Robin L. Smith — Chief Executive Officer and Chairman of the Board

On May 26, 2006, we entered into an employment agreement with Dr. Robin L. Smith, pursuant to which Dr. Smith serves as our Chief Executive Officer. This agreement was for a period of two years, which term could be renewed for successive one-year terms unless otherwise terminated by Dr. Smith or us. The effective date of Dr. Smith’s employment agreement was June 2, 2006. Under this agreement, Dr. Smith was entitled to receive a base salary of $180,000 per year, to be increased to $236,000 after the first year anniversary of the effective date of her employment agreement. Dr. Smith was also eligible for an annual bonus determined by the Board, a car allowance of $1,000 per month and variable life insurance with payments not to exceed $1,200 per month.

On January 26, 2007, in connection with the January 2007 private placement, we entered into a letter agreement with Dr. Smith, pursuant to which Dr. Smith’s employment agreement dated as of May 26, 2006 was amended to provide that: (a) the term of her employment would be extended to December 31, 2010 and (b) upon the first closings in the January 2007 private placement, Dr. Smith’s base salary would be increased to $250,000. Other than as set forth therein, Dr. Smith’s original employment agreement and all amendments thereto remain in full force and effect. As consideration for her agreement to substantially extend her employment term, among other agreements contained in this amendment, on January 18, 2007 Dr. Smith was also granted an option under our 2003 Equity Participation Plan to purchase 55,000 shares of our common stock at a per share exercise price equal to $5.00 vesting as to (i) 25,000 shares upon the first closings in the January 2007 private placement; (ii) 15,000 shares on June 30, 2007; and (iii) 15,000 shares on December 31, 2007.

Effective as of September 27, 2007, we entered into a letter agreement with Dr. Smith, pursuant to which Dr. Smith’s employment agreement was further amended to provide that: (a) Dr. Smith’s base salary would be increased to $275,000; (b) her base salary would be increased by 10% on each one-year anniversary of the agreement; (c) a cash bonus of $187,500 (an amount equal to 75% of her base salary) would be paid October 1, 2007; (d) Dr. Smith’s bonus for 2008 was set in the amount of $250,000 (an amount equal to 100% of her base salary) to be paid October 1, 2008; and (e) we agreed to pay membership and annual fees for a club in New York of Dr. Smith’s choice for business entertaining and meetings.

On January 9, 2008, we entered into a letter agreement with Dr. Smith, pursuant to which Dr. Smith’s employment agreement was further amended to provide that, in response to our efforts to conserve cash, Dr. Smith would be paid $50,000 of her 2008 salary in shares of our common stock, net of shares in payment of applicable withholding taxes valued at the closing price of our common stock on the date of issuance. Accordingly, Dr. Smith was issued 16,574 shares of our common stock pursuant to our 2003 Equity Participation Plan which was based on a price per share of $1.70, the closing price of our common stock on the date of approval by the Compensation Committee of the Board of Directors. The cash component of her salary for 2008 was $225,000.

On August 29, 2008, we entered into a letter agreement with Dr. Smith, pursuant to which, in response to our efforts to conserve cash, Dr. Smith agreed to accept shares of our common stock in lieu of unpaid accrued salary. Dr. Smith agreed to accept in lieu of $24,437.50 in unpaid salary accrued during the period July 15, 2008 through August 31, 2008, 33,941 shares of our common stock. The number of shares so issued was based on $0.72, the closing price of our common stock on the date of approval by the Compensation Committee of the Board of Directors, for which we agreed to pay total withholding taxes. All such shares were issued under our 2003 Equity Participation Plan. In connection therewith, the vesting of 15,000 shares of our common stock granted to Dr. Smith under the 2003 Equity Participation Plan on September 27, 2007 was accelerated from September 27, 2008 to August 28, 2008.

Effective July 1, 2009, the cash component of Dr. Smith’s annual salary was increased to $302,500. On July 29, 2009, we amended the terms of our employment agreement with Dr. Smith by means of a letter agreement to extend the term of Dr. Smith’s employment to December 31, 2011 and subject to consummation of the Merger, awarded to Dr Smith a $275,000 cash bonus for 2009 and comparable minimum annual bonuses for 2010 and 2011. As of April 13, 2010, Dr. Smith had been paid $175,000 of the bonus for 2009.

We maintain key-man life insurance on Dr. Smith in the amount of $3,000,000. As of October 29, 2009, The Compensation Committee of the Board approved the reimbursement to Dr. Smith of premiums, up to $4,000 annually, for disability insurance covering Dr. Smith.

Per Dr. Smith’s January 26, 2007 letter agreement with us, upon our termination of Dr. Smith’s employment without cause or by Dr. Smith with good reason, we were to pay to Dr. Smith her base salary at the time of termination for the two-year period following such termination. Dr. Smith’s September 27, 2007 letter agreement provides that such payment of severance can be made instead in 12 equal monthly installments beginning the date of termination. In addition, per Dr. Smith’s May 26, 2006 employment agreement, upon our termination of Dr. Smith’s employment without cause or by Dr. Smith for good reason, Dr. Smith shall be entitled to: (i) a pro-rata bonus based on the annual bonus received for the prior year; (ii) COBRA payments for a one year period; and (iii) have all vested options, as well as all options which would have vested during the 12-month period following the date of termination, become fully vested and remain exercisable for a maximum of 48 months (but in no event longer than the original term of exercise). Upon our termination of Dr. Smith’s employment for cause or by Dr. Smith without good reason, Dr. Smith shall be entitled to: (i) the payment of all amounts due for services rendered under the agreement up until the termination date; and (ii) have all vested options remain exercisable for a period of ninety days (all stock options which have not vested shall be forfeited). Upon termination for death or disability, Dr. Smith (or her estate) shall be entitled to: (i) the payment of all amounts due for services rendered under the agreement until the termination date; (ii) family COBRA payments for the applicable term; and (ii) have all vested options, as well as all options which would have vested during the 12-month period following the date of termination, become fully vested and remain exercisable for a maximum of 48 months (but in no event longer than the original term of exercise).

Per Dr. Smith’s May 26, 2006 employment agreement, upon a change in control of our Company, options held by Dr. Smith shall be governed by the terms of applicable agreements and equity compensation plans, but in any event at least 75% of Dr. Smith’s then unvested options shall become immediately vested and exercisable upon a change in control. Further, in the event Dr. Smith voluntarily terminates her employment without good reason following a change in control, Dr. Smith shall be entitled to: (i) the payment of base salary for one year; (ii) a pro-rata bonus based on the annual bonus received for the prior year; (iii) COBRA payments for a one year period; and (iv) have all vested options, as well as all options which would have vested during the 12-month period following the date of termination, become fully vested and remain exercisable for a maximum of 48 months (but in no event longer than the original term of exercise).

Mark Weinreb — President through October 2, 2009

On February 6, 2003, Mr. Weinreb was appointed President and Chief Executive Officer of our Company and we entered into an employment agreement with Mr. Weinreb. On June 2, 2006, Mr. Weinreb resigned as Chief Executive Officer and Chairman of the Board, but continued as President and a director. Mr. Weinreb’s original employment agreement was amended a number of times over the years.

Effective as of September 28, 2007, our employment agreement with Mr. Weinreb, as amended, provided for: (a) a base salary of $210,000; (b) a quarterly bonus of $7,500 payable at the end of each quarterly period during the term commencing as of September 30, 2007; and (c) severance payments such that in the event of termination of employment, any severance to which Mr. Weinreb would be entitled under the Agreement shall equal the lesser of one year of his base salary or his base salary payable for the remainder of the term, in each case paid out over a 12 month period in accordance with the payroll policies and practices of our Company. In addition, on February 27, 2008 the Compensation Committee authorized a cash bonus of $20,000 to be paid to Mr. Weinreb for every 200 paid adult stem cell collections at collection centers.

Effective October 2, 2009 (the “Termination Date”), Mark Weinreb resigned as our President. In connection with Mr. Weinreb’s resignation, we and Mr. Weinreb entered into a Separation Agreement and General Release (the “Separation Agreement”). Under the terms of the Separation Agreement, we (i) continued to pay Mr. Weinreb’s regular salary of $17,500 per month through December 31, 2009; (ii) paid Mr. Weinreb a bonus of $32,500 ($7,500 of which was his standard quarterly bonus); and (iii) agreed to make COBRA payments for a period of one year on Mr. Weinreb’s behalf for himself and his family. All unvested options to purchase our common stock were forfeited as of the Termination Date, except that options to purchase an aggregate of 20,000 shares of our common stock (half at an exercise price of $4.95 and the balance at $1.63) were not to be forfeited and were vested in accordance with their terms upon the completion of the Merger. The Separation Agreement contains other customary terms and provisions, including mutual releases and non-disparagement provisions, as well as remedies for breaches of the Agreement and the Covenant Agreement.

Mr. Weinreb’s outstanding options issued under our 2003 Equity Participation Plan (the “2003 Plan”) were re-priced on October 30, 2009 to an exercise price of $1.90, which was the fair market value on the date of the Repricing, to the extent that the exercise prices of such options exceeded fair market value on the date of the Repricing. All of Mr. Weinreb’s outstanding options were amended so that the period during which he may exercise a vested option ends on the earlier of: (i) the original expiration date of each such option; (ii) the second anniversary of the Termination Date; and (iii) the date on which we determine in good faith that Mr. Weinreb has violated the terms of a previously-executed Employee Confidentiality, Invention Assignment and Non-Compete Agreement (the “Covenant Agreement”); provided that we agreed that an option to purchase 100,000 shares at $1.95 issued under the our 2009 Equity Compensation Plan (the “2009 Plan”) will remain exercisable for its original ten year term unless clause (iii), above, is applicable. Mr. Weinreb remains subject to the terms of a November 2, 2008 Lock-Up and Voting Agreement, which provides that he may not sell any shares of our common stock for a period of six months following the closing of the Merger; provided, that subject to the approval of CBH, commencing December 1, 2009, Mr. Weinreb may sell up to 30,000 shares of our common stock per calendar month in accordance with applicable securities laws.

Catherine M. Vaczy — Vice President and General Counsel

On April 20, 2005, we entered into a letter agreement with Catherine M. Vaczy pursuant to which Ms. Vaczy served as our Vice President and General Counsel. The term of this original agreement was three years.

On January 26, 2007, we entered into another letter agreement with Ms. Vaczy pursuant to which Ms. Vaczy continues to serve as our Vice President and General Counsel. Subject to the terms and conditions of the letter agreement, the term of Ms. Vaczy’s employment in such capacity would continue through December 31, 2008. In consideration for her services under the letter agreement, Ms. Vaczy was entitled to receive a minimum annual salary of $150,000 during 2007 (such amount being 20% less than the annual salary to which Ms. Vaczy would have been entitled commencing April 20, 2007 pursuant to the terms of her original employment agreement) and a minimum annual salary of $172,500 during 2008.

Ms. Vaczy was eligible for additional cash bonuses as follows, in each case as may be approved by the Compensation Committee of the Board of Directors: (a) for other tasks and responsibilities as mutually agreed, such as foundation legal counsel; (b) pursuant to milestones for 2008 as set no later than December 31, 2007 by Ms. Vaczy and our Chief Executive Officer, which the Chief Executive Officer shall recommend to the Compensation Committee of the Board of Directors for their vote thereon; and (c) as may be approved from time to time.

Ms. Vaczy was also entitled to payment or reimbursement of certain expenses (including a car allowance equal to $1,000 per month) incurred by her in connection with the performance of her duties and obligations under the letter agreement, and to participate in any incentive and employee benefit plans or programs which may be offered by us and in all other plans in which us executives participate.

On January 9, 2008, we entered into a letter agreement with Ms. Vaczy, pursuant to which Ms. Vaczy’s employment agreement dated as of January 26, 2007 was amended to provide that, in response to our efforts to conserve cash, Ms. Vaczy would be paid $11,250 of her 2008 salary in shares of our common stock. Accordingly, Ms. Vaczy was issued 3,729 shares of our common stock pursuant to our 2003 Equity Participation Plan which was based on a price per share of $1.70, the closing price of our common stock on the date of approval by the Compensation Committee of the Board of Directors. The cash component of her salary for 2008 will be $161,250.

On August 29, 2008, we entered into a letter agreement with Ms. Vaczy, pursuant to which, in response to our efforts to conserve cash, Ms. Vaczy agreed to accept shares of our common stock in lieu of unpaid accrued salary. Ms. Vaczy agreed to accept in lieu of $10,578.50 in unpaid salary accrued during the period July 15, 2008 through August 31, 2008, 14,692 shares of our common stock. The number of shares so issued was based on $0.72, the closing price of our common stock on the date of approval by the Compensation Committee of the Board of Directors, for which we agreed to pay total withholding taxes. All such shares were issued under our 2003 Equity Participation Plan. In connection therewith, the vesting of 22,500 shares of Common Stock granted to Ms. Vaczy under the 2003 Equity Participation Plan on September 27, 2007 was accelerated from September 27, 2008 to August 28, 2008.

Ms. Vaczy’s January 26, 2007 employment agreement, as amended (the “Original Agreement”), expired by its terms on December 31, 2008. However, effective July 8, 2009, we entered into another letter agreement (the “Extension”) with Ms. Vaczy pursuant to which the Original Agreement was extended, subject to certain different and additional terms. The Extension provides that Ms. Vaczy’s base salary during the one-year term will be $182,500. The Extension additionally provides for (i) a 25,000 share stock award upon execution under the 2009 Plan where we also pay the associated payroll taxes; (ii) a $5,000 cash bonus upon each of two milestone objectives established by the Board of Directors; (iii) an option granted on the effective date of the Extension under the 2009 Plan to purchase 200,000 shares of our common stock which shall vest and become exercisable as to 100,000 shares on July 8, 2009 and as to the remaining 100,000 shares upon stockholder approval of the Merger; and (iv) an option to purchase 100,000 shares of our common stock to be granted on the date the stockholders approve the Merger and the expansion of the 2009 Plan option pool, such option to vest and become exercisable on July 8, 2010. The Extension provided that the options granted in connection with the Extension, as well as other options granted or to be granted to Ms. Vaczy, shall remain exercisable despite any termination of employment for a period of not less than two years from the date of termination of employment. The per share exercise prices of the options to be granted pursuant to the Extension shall equal the closing price of our common stock on the date of grant. The Extension provides that Ms. Vaczy must give us 60 days notice in the event she resigns. Any severance payments set forth in the Original Agreement to which Ms. Vaczy may become entitled shall be based on Ms. Vaczy’s then salary for a three month and not an annual period.

As of October 29, 2009, the Compensation Committee of our Board (i) awarded Ms. Vaczy a $50,000 cash bonus, 50% of which is payable currently and the remaining 50% is payable upon the achievement of a business milestone, (ii) increased Ms. Vaczy’s salary from $182,500 to $191,000 effective as of November 1, 2009, and (iii) approved the payment of dues to a private club of Ms. Vaczy’s choosing (not to exceed $6,000 annually).

As of November 4, 2009, the Board of Directors approved a grant to Ms. Vaczy, as the Secretary of the Board of Directors, for each year that she serves as Secretary, options to purchase 100,000 shares of our common stock. These options shall vest as to 33,333 shares on each of the first and second anniversary of the date of grant and as to the remaining 33,334 shares on the third anniversary of the date of grant. The exercise price of options shall be equal to the closing price of a share of our common stock on the date of grant.

Pursuant to Ms. Vaczy’s January 26, 2007 letter agreement, and the Extension, effective July 2009, upon our termination of Ms. Vaczy’s employment prior to the end of the term without cause or by Ms. Vaczy with good reason, any severance payments in the Original Agreement to which Ms. Vaczy may become entitled shall be based on Ms. Vaczy’s then salary for a three-month and not an annual period. In addition, the Extension provides that the options provided for in the Extension, as well as other options granted or to be granted to Ms. Vaczy, shall remain exercisable despite any termination of employment for a period of not less than two years from the date of termination of employment. The per share exercise prices of the options to be granted pursuant to the Extension equalled the closing price of our common stock on the date of grant.

Larry A. May — Vice President and Chief Financial Officer

On January 19, 2006 (the “Commencement Date”), we entered into an employment agreement with Larry A. May pursuant to which Mr. May served as our Chief Financial Officer. The term of this agreement was three years. The agreement acknowledged that Mr. May was to be based in or around Los Angeles, California, but provided that Mr. May would undertake reasonable travel approximately two times per month to our Company’s headquarters in New York.

Under the agreement, Mr. May was entitled to receive a base salary of $165,000. Mr. May was also entitled to (a) reimbursement for reasonable costs of health insurance that he obtained and (b) payment or reimbursement of all reasonable travel or other reasonable expenses that he incurred in connection with the performance of his duties and obligations under the agreement, including a monthly car allowance of $750. Additionally, pursuant to the terms of the agreement, on the Commencement Date Mr. May was granted under our 2003 Equity Participation Plan an option to purchase 1,500 shares of our common stock at a per share exercise price equal to $5.00 vesting as to 500 shares on each of the first, second and third anniversaries of the Commencement Date. Upon our termination of Mr. May’s employment for any reason except for cause, we were to pay to Mr. May his base salary at the time of termination for the one-year period following such termination.

On June 2, 2006, in connection with the June 2006 private placement, we entered into a letter agreement with Mr. May, pursuant to which Mr. May agreed to accept a 25% reduction in salary until certain business milestones were achieved. In consideration therefor, our Company (a) granted to Mr. May an option under our 2003 Equity Participation Plan to purchase 10,000 shares of our common stock at an exercise price of $5.30 per share, vesting in three equal installments upon the achievement of certain cumulative revenue milestones, and (b) accelerated the vesting of certain options already held by Mr. May. Also pursuant to the June 2, 2006 letter agreement, it was agreed that Mr. May would be paid accrued salary in the amount of $12,692.30 in shares of our common stock.

On January 18, 2007, in connection with the January 2007 private placement, we entered into another letter agreement with Mr. May, pursuant to which: (a) Mr. May’s base salary would be paid at an annual rate 20% less than the annual salary to which Mr. May would have been entitled pursuant to the January 19, 2006 employment agreement, (b) unused vacation time would be forfeited at the end of each calendar year, (c) any bonus above base salary would only be paid upon approval by our Compensation Committee, and (d) expense reimbursement would be governed by our Company’s standard policies and procedures applicable to all employees as in effect from time to time. The January 18, 2007 letter agreement was to terminate upon the first to occur of certain business milestones, or upon a decision of the Compensation Committee to terminate the letter agreement.

Mr. May’s January 19, 2006 employment agreement, as amended, expired, by its terms on January 18, 2009. However, Mr. May continues to serve as our Vice President and Chief Financial Officer, receiving the same compensation and employee benefits that would have otherwise be due prior to the expiration of his employment agreement.

Indemnification Agreements

As of October 2, 2009, we entered into indemnification agreements with our Chief Executive Officer, Chief Financial Officer, General Counsel, certain other employees and each of its directors pursuant to which we have agreed to indemnify such party to the full extent permitted by law, subject to certain exceptions, if such party becomes subject to an action because such party is our director, officer, employee, agent or fiduciary.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table* sets forth information on option and stock awards outstanding at December 31, 2009 for NeoStem’s Named Executive Officers.

	Option Awards**								Stock Awards**
Name	Number of Securities Underlying Unexercised Options # Exercisable		Number of Securities Underlying Unexercised Options # Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price***	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Robin L. Smith	54,000	(1)(51)	—				$1.90	6/1/2016
	15,000	(2)	—				$1.90	12/4/2016
	55,000	(3)	—				$1.90	1/17/2017
	250,000	(4)	—				$1.90	9/26/2017
	120,000	(5)	—				$1.63	2/26/2018
	5,000	(6)	—				$1.13	10/30/2018
	100,000	(7)	—				$1.95	5/20/2019
	500,000	(8)	—				$1.71	7/6/2019
	—		500,000	(9)	250,000	(9)	$2.04	10/28/2019
									200,000	(10)	$310,000	(10)
	229,678	(11)	—				$1.90	10/29/2016
	—		200,000	(12)			$1.66	11/3/2019

	Option Awards**							Stock Awards**
Name	Number of Securities Underlying Unexercised Options # Exercisable		Number of Securities Underlying Unexercised Options # Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price***	Option Expiration Date		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Mark Weinreb	25,000	(13)(51)	—		$1.90	10/2/2011	(23)
	500	(14)	—		$1.90	10/2/2011	(23)
	40,000	(15)(51)	—		$1.90	10/2/2011	(23)
	15,000	(16)	—		$1.90	10/2/2011	(23)
	5,000	(17)	—		$1.90	10/2/2011	(23)
	10,000	(18)	—		$1.90	10/2/2011	(23)
	50,000	(19)	—		$1.90	10/2/2011	(23)
	55,000	(20)	—		$1.63	10/2/2011	(23)
	25,000	(21)	—		$1.63	10/2/2011	(23)
	100,000	(22)	—		$1.95	5/20/2019

	Option Awards**							Stock Awards**
Name	Number of Securities Underlying Unexercised Options # Exercisable		Number of Securities Underlying Unexercised Options # Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price***	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Catherine M. Vaczy	1,500	(24)	—			$1.90	4/19/2015
	7,500	(25)(51)	—			$1.90	7/19/2015
	2,000	(26)(51)	—			$1.90	12/21/2015
	10,000	(27)	—			$1.90	6/1/2016
	15,000	(28)	—			$1.90	12/4/2016
	35,000	(29)	—			$1.90	9/26/2017
	12,000	(30)	—			$1.70	12/18/2017
	36,000	(31)	—			$1.63	2/27/2018
	5,000	(32)	—			$1.13	10/30/2018
	75,000	(33)	—			$1.95	5/20/2019
	200,000	(34)	—			$1.71	7/7/2019
	—		100,000	(35)		$2.04	10/28/2019
	53,955	(36)	—			$1.90	10/29/2016
	—		100,000	(37)		$1.66	11/3/2019

	Option Awards**							Stock Awards**
Name	Number of Securities Underlying Unexercised Options # Exercisable		Number of Securities Underlying Unexercised Options # Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price***	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Larry A. May	3,000	(38)	—			$1.90	9/10/2013
	1,000	(39)	—			$1.90	11/14/2014
	1,500	(40)(51)	—			$1.90	1/18/2016
	10,000	(41)	—			$1.90	6/1/2016
	5,000	(42)	—			$1.90	12/4/2016
	—		—	15,000	(43)	$1.90	12/4/2016
	15,000	(44)	—			$1.90	9/26/2017
	—		—	5,000	(45)	$1.90	9/26/2017
	36,000	(46)	—			$1.63	2/26/2018
	5,000	(47)	—			$1.13	10/30/2018
	150,000	(48)	—			$2.04	10/28/2019
	34,084	(49)	—			$1.90	10/29/2016
	—		—	7,392	(50)	$1.90	10/29/2016

*	All numbers in this table and footnotes thereto have been adjusted (as appropriate) to reflect the one-for-ten reverse stock split effective as of August 31, 2006 and the one-for-ten reverse stock split effective as of August 9, 2007.
**	All option and stock awards were made under and are governed by the terms of our 2003 Equity Participation Plan or 2009 Equity Compensation Plan.

***	On October 30, 2009, in connection with the consummation of the Merger and upon shareholder approval, NeoStem amended its 2003 Equity Participation Plan (the “2003 Plan”) to grant the NeoStem Board of Directors or an appropriate committee thereof the authority to effect a one-time repricing of the exercise price of certain NeoStem options and warrants to purchase shares of NeoStem Common Stock (the “Repricing”) and giving the Board of Directors or an appropriate committee thereof discretion to issue certain cash or equity awards in connection with the Repricing. Accordingly, on October 30, 2009, NeoStem repriced an aggregate of 754,250 outstanding options (of which 500,500 were held by Dr. Smith, Ms. Vaczy and Mr. May and an additional 145,500 (not included in the 754,250 outstanding options) were held by Mr. Weinreb and agreed to by the Company pursuant to Mr. Weinreb’s Separation Agreement to be modified in accordance with the Repricing and to remain exercisable for an additional two years). Under the Repricing, options with a range of exercise prices from $2.39 to $25.00 were repriced to an exercise price of $1.90 (the closing price of a share of NeoStem common stock on the NYSE Amex on the date of the Repricing). Also on October 30, 2009, NeoStem effected discretionary option awards pursuant and subject to the Company’s 2009 Equity Compensation Plan. Options (“Discretionary Options”) were awarded to officers, directors, employees, consultants and advisors to purchase an aggregate of 562,274 shares of common stock (of which 325,109 were awarded to the Named Executive Officers) at an exercise price of $1.90 (the closing price of a share of NeoStem common stock on the date of grant), and an aggregate of approximately $201,000 in cash awards were approved upon the Company’s closing on an equity financing transaction with net proceeds of at least $5,000,000 which were paid on March 31, 2010. All options included in this table with an exercise price of $1.90 were subject to the Repricing, except that the option to purchase 229,678 shares held by Dr. Smith, the option to purchase 53,955 held by Ms. Vaczy and the options to purchase 34,084 and 7,392 shares held by Mr. May were issued as Discretionary Options.
(1)	Consists of options granted to Dr. Smith pursuant to the terms of her employment agreement dated as of May 26, 2006, which vested as as to an aggregate of 30,000 options on June 2, 2006, and as to 12,000 options on each of June 2, 2007 and June 2, 2008.
(2)	Consists of options granted to Dr. Smith by the Compensation Committee on December 5, 2006, which vested as to 10,000 options upon grant and as to 5,000 options on August 9, 2007 upon our Common Stock being listed for trading on the American Stock Exchange (now known as the NYSE Amex).
(3)	This option was granted to Dr. Smith in connection with her entering into an amendment to her employment agreement on January 26, 2007, and vested as to (i) 25,000 options upon the first closings in NeoStem’s January 2007 private placement, (ii) 15,000 options on June 30, 2007 and (iii)15,000 options on December 31, 2007.
(4)	Consists of options granted to Dr. Smith by the Compensation Committee September 27, 2007, which vested as to 150,000 options on the date of grant and as to 100,000 options upon consummation of the Merger on October 30, 2009.
(5)	Consists of options granted to Dr. Smith by the Compensation Committee on February 27, 2008, which vested (i) as to 40,000 options on the date of grant, (ii) as to 30,000 options upon consummation of the Merger on October 30, 2009, (iii) as to 30,000 options on September 2, 2008 upon the achievement of a business milestone, and (iv) as to 20,000 options on October 31, 2008 upon the achievement of a business milestone.
(6)	This option was granted to Dr. Smith by the Compensation Committee on October 31, 2008 and vested on November 2, 2008 upon the achievement of a business milestone.
(7)	This option was granted to Dr. Smith by the Compensation Committee on May 8, 2009 and was vested in its entirety on the date of grant.
(8)	This option was granted to Dr. Smith by the Compensation Committee on July 8, 2009 and vested as to 250,000 options on the date of grant and as to an additional 250,000 options upon consummation of the Merger on October 30, 2009.
(9)	An option was granted to Dr. Smith by the Compensation Committee upon consummation of the Merger consisting of an aggregate of 750,000 option shares, and is scheduled to vest as to 250,000 upon the upon the achievement of a specific business milestone, 250,000 on July 8, 2010 and 250,000 on July 8, 2011.

(10)	This stock award was granted to Dr. Smith by the Compensation Committee upon consummation of the Merger, and is scheduled to vest when the redemption provision is triggered under certain of the Company’s warrants as a result of the Company attaining a stock price of $3.50 for 20 out of 30 consecutive trading days. The market value is determined by the number of shares times the closing price of $1.55 at the end of the last completed fiscal year, December 31, 2009.
(11)	This option was granted to Dr. Smith by the Compensation Committee as Discretionary Options on October 30, 2009 and was vested in its entirety on the date of grant.
(12)	Consists of options granted to Dr. Smith by the Compensation Committee on November 4, 2009 and vests as to one-third of option shares on each one year anniversary of the date of grant.
(13)	This option was granted to Mr. Weinreb pursuant to the terms of his former employment agreement dated as of February 6, 2003 and vested in its entirety on the date of grant.
(14)	This option was granted to Mr. Weinreb by the Board of Directors on September 14, 2004 and vested in its entirety on the date of grant.
(15)	This option was granted to Mr. Weinreb by the Board of Directors and approved by the stockholders on July 20, 2005. The option originally was scheduled to vest as to 20,000 options on July 20, 2005; as to an additional 10,000 options on July 20, 2006 and as to the remaining 10,000 options on July 20, 2007. As a condition of the closing of the June 2006 private placement, Mr. Weinreb entered into a letter agreement with us pursuant to which he agreed to convert $121,532 in accrued salary into shares of our common stock at a per share price equal to $4.40 (the price of the shares being sold in the June 2006 private placement) and further agreed to a reduction in his base salary by 25% until the achievement by us of certain milestones, in partial consideration for which the vesting of this option was accelerated such that it became fully vested as of June 2, 2006, the date of the closing of the June 2006 private placement.
(16)	This option was granted to Mr. Weinreb pursuant to the letter agreement described in footnote (15), above, and was scheduled to vest as to 33% of the shares upon our reaching $1,000,000 in cumulative revenues; as to an additional 33% of the shares upon our reaching $2,000,000 in cumulative revenues; and as to the remaining 34% upon our reaching $3,000,000 in cumulative revenues. On October 31, 2008, this business milestone was modified pursuant to an action of the Compensation Committee, which milestone was met on November 20, 2008 and the option vested on that date.
(17)	These options were granted to Mr. Weinreb by the Compensation Committee on December 5, 2006 and vested in their entirety on December 15, 2006, the date we entered into a collection agreement with Hemacare Corporation.
(18)	This option was granted to Mr. Weinreb by the Compensation Committee on December 5, 2006 and was originally scheduled to vest based upon stem cell collections commencing by a New York or California Company owned facility. In connection with the January 2007 private placement, we were informed by the placement agent that it was advisable for our executive officers to make continued salary concessions and/or agree to an extension of their employment term. On January 26, 2007, Mr. Weinreb therefore entered into a letter agreement with us pursuant to which, among other things, he agreed to a reduction in his salary by 20% from that to which he would otherwise be entitled under his employment agreement. In consideration for this salary concession, the Compensation Committee agreed, among other things, to the acceleration of the vesting of this option.
(19)	Consists of options granted to Mr. Weinreb by the Compensation Committee on September 27, 2007, which vested (i) as to 10,000 options on the date of grant, (ii) as to 15,000 options on October 2, 2007 upon the achievement of a certain business milestone, (iii) as to 15,000 options on October 12, 2007 upon the achievement of a certain business milestone, and (iv) pursuant to the terms of Mr. Weinreb’s Separation Agreement, as to 10,000 options upon consummation of the Merger on October 30, 2009.
(20)	Consists of options granted to Mr. Weinreb by the Compensation Committee on February 27, 2008, which vested (i) as to 25,000 options on the date of grant, (ii) pursuant to the terms of Mr. Weinreb’s Separation Agreement, as to 10,000 options upon consummation of the Merger on October 30, 2009, (iii) as to 10,000 options on September 2, 2008 upon the achievement of a business milestone, (iv) as to 5,000 options on October 13, 2008 upon the achievement of a business milestone, and (v) as to 5,000 options on September 17, 2008 upon the achievement of a business milestone.
(21)	Consists of options granted to Mr. Weinreb by the Compensation Committee on February 27, 2008, which vested (i) as to 20,000 options on October 31, 2008 upon the achievement of a business milestone and (ii) as to 5,000 options on November 20, 2008 upon the achievement of a business milestone.

(22)	This option was granted to Mr. Weinreb by the Compensation Committee on May 8, 2009 and was vested in its entirety on the date of grant.
(23)	Mr. Weinreb resigned as our President effective October 2, 2009 pursuant to the September 29, 2009 Separation Agreement. Pursuant to Mr. Weinreb’s Separation Agreement, the period in which Mr. Weinreb may exercise these vested options following his termination date was extended to the earlier of: (i) the original expiration date of each option grant; (ii) the second anniversary of his termination date; and (iii) the date on which the Company determines, in good faith, that Mr. Weinreb has violated the Restrictive Covenant Agreement. For description of the Separation Agreement entered into between NeoStem and Mr. Weinreb, please see the discussion under the heading “Mark Weinreb — President through October 3, 2009,” above.
(24)	This option was granted to Ms. Vaczy pursuant to the terms of her employment agreement dated April 20, 2005 and was originally scheduled to vest as to 500 shares on April 20, 2006; as to an additional 500 shares on April 20, 2007 and as to the remaining 500 shares on April 20, 2008. As a condition of the closing of the June 2006 private placement, Ms. Vaczy entered into a letter agreement with us pursuant to which she agreed to convert $44,711 in accrued salary into shares of our common stock at a per share price equal to $4.40 (the price of the shares being sold in the June 2006 private placement) and further agreed to a reduction in her base salary by 25% until the achievement by us of certain milestones, in partial consideration for which the vesting of this option was accelerated such that it became fully vested as of June 2, 2006, the date of the closing of the June 2006 private placement.
(25)	This option was granted to Ms. Vaczy by the Board of Directors and approved by the stockholders on July 20, 2005. The option originally was scheduled to vest as to 3,750 shares on July 20, 2006 and as to the remaining 3,750 shares on July 20, 2007. In partial consideration for Ms. Vaczy entering into the letter agreement described in footnote 24, above, the vesting of this option was accelerated such that it became fully vested as of June 2, 2006, the date of the closing of the June 2006 private placement.
(26)	This option was granted to Ms. Vaczy by the Board of Directors on December 22, 2005 and was vested in its entirety on the date of grant.
(27)	This option was granted to Ms. Vaczy pursuant to the letter agreement described in footnote 24, above, and was scheduled to vest as to 33% of the shares upon NeoStem reaching $1,000,000 in cumulative revenues; as to an additional 33% of the shares upon NeoStem reaching $2,000,000 in cumulative revenues; and as to the remaining 34% upon NeoStem reaching $3,000,000 in cumulative revenues. On October 31, 2008, this business milestone was modified pursuant to an action of the Compensation Committee of the Board of Directors and the option vested immediately.
(28)	Consists of options granted to Ms. Vaczy by the Compensation Committee on December 5, 2006, which vested (i) as to 5,000 options upon the closing of our August 2007 public offering and (ii) as to 10,000 options on April 25, 2007 upon a registration statement filed with the SEC being declared effective.
(29)	Consists of options granted to Ms. Vaczy by the Compensation Committee on September 27, 2009, which vested (i) as to 15,000 options on the date of grant, (ii) as to 10,000 options on November 13, 2007 upon the achievement of a specific business milestone, and (iii) as to 10,000 options upon consummation of the Merger on October 30, 2009.
(30)	This option was granted to Ms. Vaczy by the Compensation Committee on December 19, 2007 and vested in its entirety on January 1, 2008.
(31)	Consists of options granted to Ms. Vaczy by the Compensation Committee on February 27, 2008, which vested (i) as to 10,000 options on the date of grant, (ii) as to 10,000 options upon consummation of the Merger on October 30, 2009, and (iii) as to 16,000 options on September 2, 2008 upon the achievement of a business milestone.
(32)	This option was granted to Ms. Vaczy by the Compensation Committee on October 31, 2008 and vested on November 2, 2008 upon the achievement of a business milestone.
(33)	This option was granted to Ms. Vaczy by the Compensation Committee on May 8, 2009 and was vested in its entirety on the date of grant.
(34)	This option was granted to Ms. Vaczy upon signing of her 2009 employment extension agreement on July 8, 2009, and vested as to 100,000 on the date of grant and 100,000 upon shareholder approval of the Merger.

(35)	This option was granted to Ms. Vaczy upon shareholder approval of the Merger and vests in its entirety on July 8, 2010.
(36)	This option was granted to Ms. Vaczy by the Compensation Committee as Discretionary Options on October 30, 2009 and was vested in its entirety on the date of grant.
(37)	This option was granted to Ms. Vaczy by the Compensation Committee on November 4, 2009 and vests as to one-third of the shares on each one year anniversary of the date of grant.
(38)	This option was granted to Mr. May pursuant to a consulting arrangement on September 11, 2003 and vested in its entirety on the date of grant.
(39)	This option was granted to Mr. May pursuant to a consulting arrangement and granted as of November 15, 2004 and vested in its entirety on the date of grant.
(40)	This option was granted to Mr. May pursuant to the terms of his employment agreement dated as of January 19, 2006 and vested as to one-third of the shares on each one year anniversary of the date of grant. As a condition of the closing of the June 2006 private placement, Mr. May entered into a letter agreement with us pursuant to which he agreed to convert $12,692 in accrued salary into shares of our common stock at a per share price equal to $4.40 (the price of the shares being sold in the June 2006 private placement) and further agreed to a reduction in his base salary by 25% until the achievement by us of certain milestones, in partial consideration for which the vesting of this option was accelerated such that it became fully vested as of June 2, 2006, the date of the closing of the June 2006 private placement.
(41)	This option was granted to Mr. May pursuant to the letter agreement described in footnote 40, above, and was scheduled to vest as to 33% of the shares upon NeoStem reaching $1,000,000 in cumulative revenues; as to an additional 33% of the shares upon NeoStem reaching $2,000,000 in cumulative revenues; and as to the remaining 34% upon NeoStem reaching $3,000,000 in cumulative revenues. On October 31, 2008, this business milestone was modified pursuant to an action of the Compensation Committee of the Board of Directors and the option vested immediately.
(42)	This option was granted to Mr. May by the Compensation Committee on December 5, 2006, and vested in its entirety upon the closing of our August 2007 public offering.
(43)	Consists of options granted to Mr. May by the Compensation Committee on December 5, 2006, and is scheduled to vest (i) as to 5,000 options upon the achievement of a specific business milestone and (ii) as to 10,000 options upon the achievement of a specific business milestone.
(44)	Consists of options granted to Mr. May by the Compensation Committee on September 27, 2007, which vested (i) as to 5,000 options on the date of grant, (ii) as to 5,000 options on March 28, 2008 upon the achievement of a specific business milestone, and (iii) as to 5,000 options upon the consummation of the Merger on October 30, 2009.
(45)	This option was granted to Mr. May by the Compensation Committee on September 27, 2007 and vests upon the achievement of a specific business milestone.
(46)	Consists of options granted to Mr. May by the Compensation Committee on February 27, 2008, which vested (i) as to 10,000 options on the date of grant, (ii) as to 15,000 options upon the consummation of the Merger on October 30, 2009, (iii) as to 5,000 options on September 2, 2008 upon the achievement of a business milestone, and (iv) as to 6,000 options on August 14, 2008 upon the achievement of a business milestone.
(47)	This option was granted to Mr. May by the Compensation Committee on October 31, 2008 and vested on November 2, 2008 upon the achievement of a business milestone.
(48)	This option was granted to Mr. May by the Compensation Committee upon shareholder approval of the Merger and the increase in shares under the 2009 Equity Compensation Plan, and was vested in its entirety on the date of grant.
(49)	This option was granted to Mr. May by the Compensation Committee as Discretionary Options on October 30, 2009 and was vested in its entirety on the date of grant.
(50)	This option was granted to Mr. May by the Compensation Committee as Discretionary Options on October 30, 2009 and vests upon the achievement of a specific business milestone.
(51)	This option provides for the grant of an additional option upon exercise of the original option when the exercise price is paid with shares in the individual’s possession or to which they are entitled.

The Repricing

On October 30, 2009, we amended our 2003 Equity Participation Plan (the “2003 Plan”) to grant our Board of Directors or an appropriate committee thereof the authority to reprice options, (ii) a one-time repricing of the exercise price of certain options and warrants to purchase shares of our Common Stock (the “Repricing”), and (iii) giving the Board of Directors or an appropriate committee thereof discretion to issue certain cash or equity awards in connection with the Repricing.

On October 30, 2009, we implemented the Repricing. We repriced an aggregate of 754,250 outstanding options (of which 500,500 were held by Dr. Smith, Ms. Vaczy and Mr. May and an additional 145,000 (not included in the 754,250 outstanding options) were held by Mr. Weinreb and agreed to by the Company pursuant to Mr. Weinreb’s Separation Agreement to be modified in accordance with the Repricing and to remain exercisable for an additional two years). Under the Repricing, options with a range of exercise prices from $2.39 to $25.00 were repriced to a strike price of $1.90 (the closing price of a share of our common stock on the NYSE Amex on the date of the Repricing). The following outstanding stock options held by our principal executive officer, principal financial officer and named executive officers were amended to reduce the strike price to $1.90: (i) for Robin L. Smith, an aggregate of 374,000 options with exercise prices ranging from $4.95 to $25.00; (ii) for Catherine M. Vaczy, an aggregate of 71,000 options with exercise prices ranging from $4.95 to $10.00; (iii) for Mark Weinreb, pursuant to a Separation Agreement, an aggregate of 145,500 options with exercise prices ranging from $3.00 to $10.00; and (iv) for Larry A. May, an aggregate of 55,500 options with exercise prices ranging from $4.95 to $18.00. We also repriced privately issued warrants (warrants issued other than to the public or the underwriters in our August 2007 public offering) to purchase approximately 1,203,890 shares of Common Stock with exercise prices ranging from $4.00 to $8.00, to a range of approximately $3.82 to $6.81. Certain of our named executive officers were holders of warrants to purchase shares of our common stock at $8.00 per share for which their exercise prices were reduced to approximately $6.18 per share. An aggregate of 27,427 of such warrants are held by named executive officers in the following quantities: Robin L. Smith (25,427) and Catherine M. Vaczy (2,000); and an aggregate of 34,092 of such warrants are held by two non-employee directors

DIRECTOR COMPENSATION

General Information

Directors who are employees of the Company’s or its wholly-owned subsidiaries do not receive additional cash compensation for serving as directors. Non-employee directors of ours are reimbursed for out-of-pocket travel expenses incurred in their capacity as our directors. Pursuant to our 2003 Equity Participation Plan, our 2009 Equity Compensation Plan and our 2009 Non-U.S. Based Equity Compensation Plan, all directors (including independent directors) are eligible to receive equity awards. Stock awards and option awards granted (or vesting) during 2009 to our independent directors are reflected in the table and accompanying footnotes below.

The following table* sets forth information on all compensation to our non-employee directors for the year ended December 31, 2009.

Name	Year	Fees Earned or Paid in Cash	Stock Awards(1)		Option Awards(1)		All Other Compensation	Total Compensation
Richard Berman	2009	$70,000	$132,800	(2)	$546,765	(3)	$—	$749,565
Steven S. Myers	2009	$—	$65,350	(4)	$546,765	(5)	$—	$612,115
Joseph Zuckerman, M.D.	2009	$—	$—		$238,689	(6)	$—	$238,689
Drew Bernstein	2009	$—	$—		$668,880	(7)	$—	$668,880
Edward C. Geehr, M.D.	2009	$—	$—		$281,235	(8)	$—	$281,235
Eric H.C. Wei	2009	$—	$255,000	(9)	$245,565	(10)	$—	$500,565

*	All numbers in these footnotes have been adjusted (as appropriate) to reflect the one-for-ten reverse stock split effective as of August 31, 2006 and the one-for-ten reverse stock split effective as of August 9, 2007.
(1)	Amounts shown under “Stock Awards” and “Option Awards” represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, in accordance with new SEC rules. All stock awards and option awards discussed in this table were issued under the Company’s 2003 Equity Purchase Plan, 2009 Equity Compensation Plan or 2009 Non-US Equity Compensation Plan with a per share price generally equal to the fair market value of a share of common stock on the date of grant.
(2)	On November 4, 2009, Mr. Berman was granted 80,000 shares of common stock with a per share price of $1.66 which were vested in their entirety upon grant.
(3)	On May 21, 2009, Mr. Berman was granted options to purchase 100,000 shares of common stock at an exercise price of $1.95 per share which were vested in their entirety on the date of grant. On October 30, 2009 he was granted options to purchase 13,387 shares of common stock at an exercise price of $1.90 per share which were vested in their entirety on the date of grant. On November 4, 2009 he was granted options to purchase 200,000 shares of common stock at an exercise price of $1.66 per share which vest as to one-third on each one year anniversary of the date of grant.
(4)	On May 21, 2009, Mr. Myers was granted 25,000 shares of common stock with a per share price of $1.95, and on November 4, 2009, he was granted 10,000 shares of common stock with a per share price of $1.66. These shares were fully vested upon grant.
(5)	On May 21, 2009, Mr. Myers was granted options to purchase 100,000 shares of common stock at an exercise price of $1.95 per share which were vested in their entirety on the date of grant. On October 30, 2009 he was granted options to purchase 13,387 shares of common stock at an exercise price of $1.90 per share which were vested in their entirety on the date of grant. On November 4, 2009 he was granted options to purchase 200,000 shares of common stock at an exercise price of $1.66 per share which vest as to one-third on each one year anniversary of the date of grant.
(6)	On May 21, 2009, Dr. Zuckerman was granted options to purchase 100,000 shares of common stock at an exercise price of $1.95 per share which were vested in their entirety on the date of grant. On October 30, 2009 he was granted options to purchase 23,981 shares of common stock at an exercise price of $1.90 per share which were vested in their entirety on the date of grant.

(7)	On July 8, 2009, Mr. Bernstein was granted options to purchase 200,000 shares of common stock at an exercise price of $1.71 per share which vest as to one-third on each one year anniversary of the date of grant. Vesting of this grant was accelerated in February 2010. On November 4, 2009 he was granted options to purchase 200,000 shares of our common stock at an exercise price of $1.66 per share and vest as to one-third on each one year anniversary of the date of grant.
(8)	On October 30, 2009, Dr. Geehr was granted options to purchase 150,000 shares of common stock at an exercise price of $1.90 per share which vest as to one-third on each one year anniversary of the date of grant.
(9)	On October 29, 2009, Mr. Wei was granted 125,000 shares of common stock with a per share price of $2.04 in consideration for his acting as legal representative of NeoStem (China), Inc. These shares were transferred to RimAsia Capital Partners in February 2010.
(10)	On November 4, 2009 Mr. Wei was granted options to purchase 150,000 shares of common stock at an exercise price of $1.66 per share which vest as to one-third on each one year anniversary of the date of grant.

On November 4, 2009, the Compensation Committee of our Board of Directors approved a compensation plan for the Board of Directors (the “Board of Directors Compensation Plan”). The Board of Directors Compensation Plan provides that each year each Board member shall be authorized to receive options to purchase 150,000 shares of our common stock for his or her service as a Board member. These options shall vest as to 50,000 shares on each of the first, second and third anniversaries of the date of grant. The Board of Directors Compensation Plan further provides that each year Chairs of the Board, Chairs of a Board Committee and members of the Board of Directors of any of our subsidiaries shall be authorized to receive options to purchase 50,000 shares of our common stock for his or her service as a Chair of the Board or a Committee of the Board or as a member of the Board of any of our subsidiaries. These options shall vest as to 16,667 shares of our common stock on each of the first and second anniversary of the date of grant and as to the remaining 16,666 shares of our common stock on the third anniversary of the date of grant. In each case, the exercise price of options authorized pursuant to the Board of Directors Compensation Plan shall be equal to the closing price of a share of our common stock on the date of grant. Under the Board of Directors Compensation Plan, commencing January 1, 2010, directors who are not employees of NeoStem, Inc. or its wholly owned subsidiaries are also entitled to cash fees equal to $15,000, which fees shall be payable quarterly in arrears.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. These persons are required by the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports that they file.

Based solely on a review of Forms 3, 4 and 5 and amendments thereto and/or written representations furnished to us, all parties subject to the reporting requirements of Section 16(a) filed all such required reports during and with respect to the fiscal year ended December 31, 2009, with the following exceptions: (i) RimAsia Capital Partners, L.P., RimAsia Capital Partners GP, L.P., RimAsia Capital Partners GP, Ltd. and Eric Wei filed one late Form 4 related to RimAsia’s acquisition of units comprised of Series D Stock and warrants to acquire our common stock; (ii) Enhance Biomedical Holdings Limited filed one late Form 3 related to its acquisition of our common stock upon the automatic conversion of its Series D Stock following the affirmative vote of holders of a majority of the voting power of our common stock on October 29, 2009; (iii) Shi Mingsheng filed one late Form 3 relating to his indirect beneficial ownership of the shares of our common stock held by Fullbright and one late Form 4 relating to his acquisition of shares of our common stock upon the Company’s achievement of certain business milestones; (iv) Madam Zhang Jian filed one late Form 4 relating to her acquisition of shares of our common stock upon the Company’s achievement of certain business milestones; and (v) Fullbright filed one late Form 3 relating to its acquisition of shares of our common stock acquired in connection with the Merger and Fullbright filed one late Form 4 relating to its acquisition of shares of our common stock upon the Company’s achievement of certain business milestones.

CODE OF ETHICS

We have adopted a Code of Ethics that applies to our directors, officers and employees, except our senior financial officers who are subject to a separate code of ethics. Both Codes of Ethics are available on our website, www.neostem.com.

STOCKHOLDER PROPOSALS

Any proposal intended to be presented by a stockholder at the next annual meeting of stockholders must be received by the Company at the Company’s principal executive offices, 420 Lexington Avenue, Suite 450, New York, New York 10170 no later than the close of business on December 31, 2010 to be considered for inclusion in the proxy statement for the annual meeting and by March 16, 2011 in order for the proposal to be considered timely for consideration at next year’s annual meeting (but not included in the proxy statement for such meeting).

ANNUAL REPORTS

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the “2009 Annual Report”) containing consolidated financial statements reflecting the financial position of the Company as of December 31, 2009 and 2008, and the results of operations and statements of cash flows for each of the three years in the period ended December 31, 2009, has been mailed with this proxy material to all stockholders. The 2009 Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made. A copy of the 2009 Annual Report excluding exhibits is available without charge upon written request to Catherine M. Vaczy, Secretary, NeoStem, Inc., 420 Lexington Ave, Suite 450, NY, New York 10170.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The Company delivers its proxy materials and annual reports to each stockholder of record. If any stockholders sharing an address wish to receive only one copy of each such document, they should send a letter with this request to the Company’s principal executive offices, c/o Corporate Secretary, 420 Lexington Avenue, Suite 450, New York, New York 10170.

OTHER BUSINESS

The Annual Meeting is called for the purposes set forth in the Notice. The Board does not know of any matter for action by stockholders at such Annual Meeting other than the matters described in the Notice. However, the enclosed proxy will confer discretionary authority with respect to matters which are not known at the date of printing hereof which may properly come before the Annual Meeting. It is the intention of the person named in the proxy to vote in accordance with their judgment on any such matter.

You are cordially invited to attend the Annual Meeting in person. Your participation in and discussion of the Company’s affairs will be welcome.

By Order of the Board of Directors of NeoStem, Inc.
Catherine M. Vaczy Secretary

Exhibit A

Proposed Amendment to NeoStem, Inc. 2009 Equity Compensation Plan (Proposal 2)

Proposal 2 presents for stockholder consideration the following amendment to Section 3 of the NeoStem, Inc. 2009 Equity Compensation Plan:

3. Stock Subject to the Plan.  Subject to the provisions of Section 16(a) of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 13,750,000 Shares, all of which may be issued in respect of Incentive Stock Options. The Shares may be authorized but unissued, or reacquired, shares of Common Stock. The maximum number of Shares subject to Options and Stock Appreciation Rights which may be issued to any Participant under the Plan during any calendar year is 1,900,000 Shares. If an Option or Stock Appreciation Right expires or becomes unexercisable without having been exercised in full or is canceled or terminated, or if any Shares of Restricted Stock or Shares underlying a Stock Award are forfeited or reacquired by the Company, the Shares that were subject thereto shall be added back to the Shares available for issuance under the Plan. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

Other than the amendment to the text of Section 3 as set forth above, in all other respects the text of the NeoStem, Inc. 2009 Equity Compensation Plan would appear as such document was filed in Annex F to our Pre-Effective Amendment No. 4 to Registration Statement on Form S-4/A, File No. 333-160578.

Proposed Amendment to NeoStem, Inc. 2009 Non-U.S. Based Equity Compensation Plan (Proposal 3)

Proposal 3 presents for stockholder consideration the following amendment to Section 3 of the NeoStem, Inc. Non-U.S. Based Equity Compensation Plan:

3. Stock Subject to the Plan.  Subject to the provisions of Section 16(a) of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 8,700,000 Shares. The Shares may be authorized but unissued, or reacquired, shares of Common Stock. If a Warrant or Stock Appreciation Right expires or becomes unexercisable without having been exercised in full or is canceled or terminated, or if any Shares of Restricted Stock or Shares underlying a Stock Award are forfeited or reacquired by the Company, the Shares that were subject thereto shall be added back to the Shares available for issuance under the Plan. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

Other than the amendment to the text of Section 3 as set forth above, in all other respects the text of the NeoStem, Inc. 2009 Non-U.S. Based Equity Compensation Plan would appear as such document was filed in Annex G to our Pre-Effective Amendment No. 4 to Registration Statement on Form S-4/A, File No. 333-160578.

A-1

▼ **FOLD AND DETACH HERE AND READ THE REVERSE SIDE** ▼

PROXY

NEOSTEM, INC.

The undersigned hereby appoints Robin L. Smith and Catherine M. Vaczy, and each of them, attorneys and proxies with power of substitution, to vote for and on behalf of the undersigned at the NeoStem, Inc. Annual Meeting of Stockholders to be held on June 2, 2010 and at any adjournments or postponements thereof (the "Annual Meeting"), upon the following matters and upon any other business that may properly come before the Annual Meeting, as set forth in the related Notice of Annual Meeting of Stockholders and Proxy Statement, both of which have been received by the undersigned.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If this proxy is executed but no direction is made, this proxy will be voted FOR (1) the Board's nominees for director; (2) an amendment to the NeoStem, Inc. 2009 Equity Compensation Plan to increase the number of shares of common stock of NeoStem, Inc. authorized for issuance thereunder from 9,750,000 shares to 13,750,000 shares; (3) an amendment to the NeoStem, Inc. 2009 Non-U.S. Based Equity Compensation Plan to increase the number of shares of common stock of NeoStem, Inc. authorized for issuance thereunder from 4,700,000 shares to 8,700,000 shares; and (4) the ratification of the appointment of Deloitte & Touche LLP as NeoStem, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Please mark, sign and date this proxy and return it promptly whether or not you expect to attend the Annual Meeting. You may nevertheless vote in person if you attend.

PLEASE INDICATE YOUR VOTE ON THE OTHER SIDE

(Continued, and to be marked, dated and signed, on the other side)

NEOSTEM, INC.

VOTE BY INTERNET OR TELEPHONE
QUICK ★★★ EASY ★★★ IMMEDIATE

As a stockholder of NeoStem, Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on June 1, 2010.

Vote Your Proxy on the Internet:

Go to www.continentalstock.com
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

OR

Vote Your Proxy by Phone:
Call 1 (866) 894-0537
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

OR

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

THE NEOSTEM, INC. BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, AND 4. **PROXY**

Please mark your votes like this **X**

1. Election of three Directors:

NOMINEES: (01) Drew Bernstein
(02) Eric H.C. Wei
(03) Shi Mingsheng

☐ **FOR** all Nominees listed to the left (except as marked to the contrary below)

☐ **WITHHOLD AUTHORITY** to vote for all nominees listed to the left

(Instruction: To withhold authority for any individual nominee(s), print nominee's name(s) on the line below.)

____

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

In their discretion, the above-named proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof and upon matters incident to the conduct of the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED IN THE SQUARES OR SPACE PROVIDED IN THIS PROXY, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ____________________ **Signature** ____________________ **Date** __________ **, 2010.**

NOTE: Please sign exactly as your name appears hereon. For an account in the name of two or more persons, each should sign, or if one signs, he should attach evidence of his authority. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation or other entity, please sign in full entity name by principal executive officer or other authorized signatory.